Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-------------------------------------------------------------	x
:
In re:	:
	:	Chapter 11 Case No.
:
DELTA AIR LINES, INC., et al.,	:	05-17923 (ASH)
:
	:	(Jointly Administered)
Debtors.	:
:
-------------------------------------------------------------	x

DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

DAVIS POLK & WARDWELL
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000
Facsimile: (212) 450-6539
John Fouhey (JF 9006)
Marshall S. Huebner (MH 7800)
Benjamin S. Kaminetzky (BK 7741)
Timothy Graulich (TG 0046)
Damian S. Schaible (DS 7427)

Attorneys for Debtors
and Debtors in Possession

Dated: February 7, 2007

Schedules

Schedule 1	Allowed Old Note Claims
Schedule 6.6(a)	Old Aircraft Securities
Schedule 6.6(b)	Covered Municipal Bonds
Schedule 10.2(a)	Executory Contracts and Unexpired Leases to be Assumed
Schedule 10.2(b)	Executory Contracts and Unexpired Leases to be Rejected
Schedule 10.2(c)	“Deferred” Executory Contracts and Unexpired Leases Relating to Aircraft Equipment
Schedule 10.3(d)	Municipal Bond Agreements to Be Assumed
Schedule 10.4(e)	Post-Petition Aircraft Agreements
Schedule 13.10	Retained Avoidance Actions
Schedule 13.11	Certain Retained Causes of Action

v

INTRODUCTION

Pursuant to section 1121(a) of the Bankruptcy Code,1 the Debtors in the above-captioned jointly administered Chapter 11 Cases respectfully propose the following Plan. The Debtors are the proponents of this Plan under section 1129 of the Bankruptcy Code.

A complete list of the Debtors is set forth below. The list identifies each Debtor by its jurisdiction of organization and case number in these Chapter 11 Cases.

Debtor	Jurisdiction	Case Number
ASA Holdings, Inc.	Georgia	05-17946
Comair Holdings, LLC	Delaware	05-17931
Comair, Inc.	Ohio	05-17924
Comair Services, Inc.	Kentucky	05-17935
Crown Rooms, Inc.	New York	05-17922
DAL Aircraft Trading, Inc.	Delaware	05-17941
DAL Global Services, LLC	Delaware	05-17928
DAL Moscow, Inc.	Delaware	05-17937
Delta AirElite Business Jets, Inc.	Kentucky	05-17942
Delta Air Lines, Inc.	Delaware	05-17923
Delta Benefits Management, Inc.	Delaware	05-17945
Delta Connection Academy, Inc.	Florida	05-17926
Delta Corporate Identity, Inc.	Delaware	05-17932
Delta Loyalty Management Services, LLC	Delaware	05-17939
Delta Technology, LLC	Georgia	05-17927
Delta Ventures III, LLC	Delaware	05-17936
Epsilon Trading, LLC	Delaware	05-17943
Kappa Capital Management, Inc.	Delaware	05-17947
Song, LLC	New York	05-17921

1  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Section 1.1 of this Plan.

The Plan contemplates the reorganization of the Debtors and the resolution of all outstanding Claims against and Interests in the Debtors. Subject to the specific provisions set forth in this Plan, all of the pre-petition obligations owed to unsecured Creditors of the Debtors (including the Comair Debtors) will, as a general matter, be converted into New Delta Common Stock to be issued by Reorganized Delta. Moreover, the holders of Old Stock or of rights or Claims arising in connection therewith will receive no distribution on account of these Claims or Interests, which will be cancelled.

The Plan is premised upon the limited and separate consolidation of (i) the Estates of the Delta Debtors with one another and (ii) the Estates of the Comair Debtors with one another, each such consolidation to be effected solely for purposes of actions associated with the Confirmation of this Plan and the occurrence of the Effective Date, including voting, Confirmation and distribution.

If any Impaired Class of Claims against the Debtors entitled to vote on this Plan shall not accept the Plan by the requisite statutory majority required by section 1126(c) of the Bankruptcy Code, then the Debtors may take any of the actions specified in Section 5.5 of the Plan (with any necessary consent of the Creditors’ Committee as specified therein), including proceeding to confirm the Plan under section 1129(b) of the Bankruptcy Code.

In particular, if any Impaired Class of Claims against the Comair Debtors entitled to vote on this Plan shall not accept the Plan by the requisite statutory majority required by section 1126(c) of the Bankruptcy Code, then the Debtors may take any of the actions specified in (A) Section 5.5 of the Plan (with any necessary consent of the Creditors’ Committee as specified therein), including proceeding to confirm the Plan under section 1129(b) of the Bankruptcy Code, or (B) Section 15.2 of the Plan (with any necessary consent of the Creditors’ Committee as specified therein), including delaying the effectiveness of the Plan with respect to the Comair Debtors and proceeding with Confirmation of this Plan solely with respect to the Delta Debtors and without re-soliciting votes of the Creditors of the Delta Debtors. In the event the Debtors proceed as set forth in Section 15.2 of the Plan, the Comair Debtors will remain in chapter 11 and may continue to seek extensions of the exclusivity period under section 1121 of the Bankruptcy Code, elect to file amendments to the Plan in the form of stand-alone supplements or plans of reorganization or otherwise (but which shall, in any case, be considered amendments to the Plan) and seek Confirmation of the Plan (as may be amended from time to time) solely with respect to the Comair Debtors.

Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a plan of reorganization cannot be solicited from holders of Claims or Interests entitled to vote on the plan until a disclosure statement has been approved by a bankruptcy court and distributed to such holders. On February 7, 2007, the Bankruptcy Court entered the Approval Order that, among other things, approved the Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing. The Disclosure Statement that accompanies this Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the businesses and the Plan and a summary and analysis of the Plan and certain related matters, including, among other things, the securities to be issued under the Plan.

ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1.    Definitions

Unless the context requires otherwise, the following terms used in the Plan shall have the following meanings:

1.
“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to Amex Post-Petition Facility Claims, DIP Facility Claims, Other Administrative Claims and Professional Fee Claims.

2.	“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

3.
“Aircraft Claims Objection Procedures Order” means the Order Establishing Procedures for Certain Objections to Leveraged Lease Claims, entered by the Bankruptcy Court on October 12, 2006 [Docket No. 3383].

4.
“Aircraft Equipment” means an aircraft, aircraft engine, propeller, appliance or spare part (as each of these terms is defined in section 40102 of title 49 of the United States Code), including all records and documents relating to such equipment that are required under the terms of any applicable security agreement, lease or conditional sale contract to be surrendered or returned in connection with the surrender or return of such equipment, that is leased to, subject to a security interest granted by or conditionally sold to one of the Debtors.

5.
“Allowed” means all or that portion, as applicable, of any Claim against any Debtor (i) that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time, as liquidated in amount and not disputed or contingent, and for which no contrary or superseding Proof of Claim has been filed, (ii) that has been expressly allowed by Final Order or under the Plan, (iii) that has been compromised, settled or otherwise resolved pursuant to the Claims Settlement Procedures Order, another Final Order of the Bankruptcy Court or Section 9.2 of the Plan, (iv) that the Debtors do not timely object to in accordance with Section 9.1 of the Plan or (v) that is an Old Note Claim in the amount listed on Schedule 1 hereto; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan shall not be considered “Allowed Claims” for any other purpose under the Plan or otherwise, except if and to the extent otherwise determined to be Allowed as provided herein. Unless otherwise specified under the Plan, under the Bankruptcy Code or by order of the Bankruptcy Court, Allowed Claims shall not, for any purpose under the Plan, include any interest, costs, fees or charges on such Claim from and after the Petition Date. In no event shall any Federal Penalty Claim in respect of the Debtors be Allowed; such Claims shall not be entitled to any distribution under the Plan and all such Claims shall be discharged pursuant to Article 13 of the Plan.

6.	“ALPA” means the Air Line Pilots Association, International.

7.
“ALPA Claim” means that certain $2.1 billion Allowed General Unsecured Claim against Delta that was Allowed pursuant to the Final Order approving the Bankruptcy Restructuring Agreement, entered by the Bankruptcy Court on May 31, 2006 [Docket No. 2647], which Claim is not subject to reconsideration under section 502 of the Bankruptcy Code or otherwise.

8.
“ALPA Released Parties” means ALPA, the ALPA Delta Master Executive Council and each of their current and former officers, committee members, employees, advisors, attorneys, accountants, actuaries, investment bankers, consultants, agents and other representatives.

9.	“Amex” means American Express Travel Related Services Company, Inc.

10.
“Amex Agreements Assumption Order” means the Order Pursuant to Sections 363(b), 365(a), 1107(a) and 1108 of the Bankruptcy Code and Rule 6006 of the Federal Rules of Bankruptcy Procedure Authorizing Debtors to Assume and Amend the Amex Agreements, entered by the Bankruptcy Court on September 16, 2005 [Docket No. 134].

11.	“Amex Entities” means Amex and American Express Bank, F.S.B. (assignee of American Express Centurion Bank).

12.
“Amex Post-Petition Facility” means, collectively, (i) that certain Amended and Restated Advance Payment Supplement to Delta American Express Co-Branded Credit Card Program Agreement, dated as of September 16, 2005, among the Amex Entities, Delta, Delta Loyalty Management Services and certain other Delta Affiliates signatory thereto and (ii) that certain Amended and Restated Advance Payment Supplement to Membership Rewards Agreement, dated as of September 16, 2005, among Amex, Delta, Delta Loyalty Management Services and certain other Delta Affiliates signatory thereto, in each case as amended and restated on March 27, 2006 and as may be further amended, restated, modified or extended from time to time.

13.
“Amex Post-Petition Facility Claim” means any Claim against any Debtor arising in respect of the “Bankruptcy Loan” (as defined in the Amex Post-Petition Facility) made by Amex under the Amex Post-Petition Facility.

14.
“Approval Order” means the Order (i) Approving the Disclosure Statement; (ii) Approving Solicitation Procedures; (iii) Allowing and Estimating Certain Claims for Voting Purposes; (iv) Approving Forms of Ballots and Establishing Procedures for Voting on the Debtors’ Joint Plan of Reorganization and (v) Scheduling a Hearing and Establishing Notice and Objection Procedures in Respect of Confirmation of the Debtors’ Joint Plan of Reorganization, entered by the Bankruptcy Court on February 7, 2007.

15.	“ASA Holdings” means ASA Holdings, Inc., a Georgia corporation.

16.
“Assumed Municipal Bond Agreements” means (i) each of the Municipal Bond Agreements listed on Schedule 10.3(d) as of the Confirmation Date and (ii) any other Municipal Bond Agreement assumed by the Debtors by separate order of the Bankruptcy Court.

17.
“Assumption Effective Date” means the date upon which the assumption of an executory contract or unexpired lease under this Plan is deemed effective, which shall not be later than 60 calendar days after the Effective Date unless otherwise agreed by the relevant Assumption Party.

18.
“Assumption Party” means a counterparty to an executory contract or unexpired lease to be assumed and/or assigned by the Debtors under this Plan (and with respect to an Assumed Municipal Bond Agreement, the Indenture Trustee associated with such Assumed Municipal Bond Agreement).

19.
“Ballot” means the voting form distributed to each holder of an Impaired Claim entitled to vote, on which the holder is to indicate acceptance or rejection of the Plan in accordance with the Voting Instructions and make any other elections or representations required pursuant to the Plan or the Approval Order.

20.	“Bankruptcy Code” means title 11 of the United States Code, as now in effect or as hereafter amended, to the extent applicable to the Chapter 11 Cases.

21.	“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over these Chapter 11 Cases.

22.
“Bankruptcy Restructuring Agreement” means that certain letter of agreement (also known as Letter of Agreement #51) by and between Delta and ALPA, effective as of June 1, 2006, and all attachments and exhibits thereto (including the New Delta ALPA Notes), which was subsequently incorporated into the Pilot Working Agreement.

23.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, each as now in effect or as hereafter amended, to the extent applicable to the Chapter 11 Cases.

24.
“Bar Date Order” means the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on June 5, 2006 [Docket No. 2669].

25.	“Beneficial Ballots” means the ballots upon which Beneficial Holders shall indicate to Nominees their acceptance or rejection of the Plan in accordance with the Voting Instructions.

26.
“Beneficial Holder” or “Beneficial Ownership” means, with respect to any security (including any Municipal Bonds issued pursuant to a Municipal Bond Indenture), having “beneficial ownership” of such security (as determined pursuant to Rule 13d-3 under the Exchange Act).

27.
“Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or any other day on which banking institutions in New York, New York or Atlanta, Georgia are required or authorized to close by law or executive order.

28.
“Case Management Order” means, prior to the Effective Date, the Order Approving Notice, Case Management and Administrative Procedures, entered by the Bankruptcy Court on October 6, 2005 [Docket No. 660], and, on and after the Effective Date, such order as modified by Section 17.16 of the Plan.

29.	“Cash” means legal tender of the United States of America or equivalents thereof, including, without limitation, payment in such tender by check, wire transfer or any other customary payment method.

30.
“Cause of Action” means, without limitation, any and all actions, proceedings, causes of action, controversies, liabilities, obligations, rights, rights of setoff, recoupment rights, suits, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises, Claims, counterclaims, cross-claims, affirmative defenses and demands of any kind or character whatsoever, whether known or unknown, asserted or unasserted, reduced to judgment or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in contract or in tort, in law, in equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date. Without limiting the generality of the foregoing, when referring to Causes of Action of the Debtors or their Estates, “Causes of Action” shall include (i) all rights of setoff, counterclaim or recoupment and Claims on contracts or for breaches of duties imposed by law or equity, (ii) Claims pursuant to sections 362, 510, 542, 543, 544 through 550 or 553 of the Bankruptcy Code and (iii) Claims and defenses such as fraud, mistake, duress, usury and any other defenses set forth in section 558 of the Bankruptcy Code. A non-exclusive list of Causes of Action is attached to the Plan as Schedule 13.11.

31.
“Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date, with case numbers as set forth in the Introduction to this Plan, that are jointly administered in the case styled In re Delta Air Lines, Inc., et al., Case No. 05-17923 (ASH).

32.	“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

33.	“Claims Agent” means Bankruptcy Services, LLC, which is located at 757 Third Avenue, Third Floor, New York, New York 10017 and was retained as the Debtors’ claims agent in the Chapter 11 Cases.

34.
“Claims Objection Deadline” means 11:59 p.m. (prevailing Eastern time) on the 180th calendar day after the Effective Date, subject to further extensions or exceptions as may be ordered by the Bankruptcy Court.

35.	“Claims Objection Procedures Order” means the Order Establishing Procedures for Claims Objections, entered by the Bankruptcy Court on October 12, 2006 [Docket No. 3381].

36.	“Claims Settlement Procedures Order” means the Order Establishing Procedures for Settling and Allowing Disputed Proofs of Claim, entered by the Bankruptcy Court on October 12, 2006 [Docket No. 3382].

37.	“Class” means any group of Claims or Interests classified by the Plan pursuant to section 1122(a) of the Bankruptcy Code.

38.	“Clayton County Loan Agreements” means each of the Loan Agreements between the Development Authority of Clayton County and Delta, dated as of May 1, 2000.

39.
“Collateral” means any property or interest in property of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance and is not otherwise invalid under the Bankruptcy Code or other applicable law.

40.
“Collective Bargaining Agreements” means (i) the agreement, effective as of December 1, 2005, between Delta and PAFCA, (ii) the Pilot Working Agreement, (iii) the agreement, effective as of July 19, 2002, between Comair and the Flight Attendants in the service of Comair, as represented by the International Brotherhood of Teamsters, (iv) the agreement, effective as of January 1, 2004, between Comair and the Employees in the service of Comair, as represented by the International Association of Machinists and Aerospace Workers and (v) the agreement, effective as of January 1, 2005 between Comair and PAFCA, each as amended from time to time.

41.	“Comair” means Comair, Inc., an Ohio corporation.

42.	“Comair Allocation” means the Plan Shares allocated to the Comair Debtors pursuant to the Valuation Analyses, as described in Section 2.6 of this Plan.

43.
“Comair Convenience Class Distribution” means, with respect to a given Allowed Comair Convenience Class Claim, Cash equal to a percentage of such Allowed Convenience Class Claim determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Comair Debtors set forth in the Disclosure Statement approved by the Bankruptcy Court.

44.	“Comair Debtors” means, collectively, Comair, Comair Holdings, Comair Services, Delta AirElite and Delta Connection Academy.

45.	“Comair Disputed Claims Reserve” has the meaning set forth in Section 9.4(b)(ii) of the Plan.

46.
“Comair Final Distribution Date” means a day selected by the Reorganized Debtors in their sole discretion that is after the Initial Distribution Date and is no earlier than 20 calendar days after the date on which all Comair Disputed Claims have become either Allowed Claims or Disallowed Claims.

47.
“Comair Final Pro Rata Share” means the ratio (expressed as a percentage) of the amount of an Allowed Comair Unsecured Claim to the aggregate amount of all Comair Unsecured Claims (other than Comair Convenience Class Claims) Allowed as of the Comair Final Distribution Date.

48.	“Comair Holdings” means Comair Holdings, LLC, a Delaware limited liability company.

49.
“Comair Initial Pro Rata Share” means the ratio (expressed as a percentage) of the amount of an Allowed Comair Unsecured Claim to the sum of the aggregate amounts of (i) all Comair Unsecured Claims (other than Comair Convenience Class Claims) Allowed as of the Effective Date and (ii) all Disputed Comair Unsecured Claims (other than any Disputed Comair Convenience Class Claims) that the Reorganized Debtors, on the Effective Date, in consultation with the Creditors’ Committee, reasonably estimate will be Allowed when the allowance or disallowance of each Disputed Claim is ultimately determined.

50.
“Comair Plan Consolidation” means the deemed consolidation of the Estates of the Comair Debtors with one another, solely for the purposes of the confirmation of the Plan and the occurrence of the Effective Date, including voting, Confirmation and distribution.

51.	“Comair Services” means Comair Services, Inc., a Kentucky corporation.

52.	“Comair Unsecured Allocation” means the Comair Allocation.

53.
“Compensation Programs” means, collectively, (i) the Director and Management Compensation Program and (ii) the Non-Pilot Compensation Program. Each of the Director and Management Compensation Program and the Non-Pilot Compensation Program is referred to herein as a “Compensation Program.”

54.	“Confirmation” means confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

55.	“Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court on its docket.

56.
“Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

57.	“Confirmation Order” means the order of the Bankruptcy Court entered pursuant to section 1129 of the Bankruptcy Code confirming the Plan.

58.
“Contingent Claim” means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

59.
“Convenience Class Claim” means a Claim, other than a Claim based on an Old Note, against any of the Debtors that would otherwise be a General Unsecured Claim and that is greater than $0 and less than or equal to $2,000 in Allowed amount; provided, however, that a General Unsecured Claim or a Non-Convenience Class Retiree Claim originally Allowed in an amount in excess of $2,000 may not be sub-divided into multiple Claims of $2,000 or less for purposes of receiving treatment as a Convenience Class Claim.

60.	“Covered Municipal Bonds” means the Municipal Bonds listed on Schedule 6.6(b) attached hereto.

61.	“Creditor” means any holder of a Claim.

62.	“Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

63.	“Crown Rooms” means Crown Rooms, Inc., a New York corporation.

64.
“Cure” means a distribution made in the ordinary course of business following the Effective Date pursuant to an executory contract or unexpired lease assumed under section 365 or 1123 of the Bankruptcy Code (i) in an amount equal to the Proposed Cure (including if such Proposed Cure is zero dollars) or (ii) if a Treatment Objection is filed with respect to the applicable Proposed Cure, then in an amount equal to the unpaid monetary obligations owing by the Debtors and required to be paid pursuant to section 365(b) of the Bankruptcy Code, as may be (x) determined by Final Order or (y) otherwise agreed upon by the parties.

65.
“Customer Program” means the Debtors’ customer programs and practices, including among others, advance ticket sales, frequent flyer credit card programs, tour operator programs, airport lounge programs, corporate incentive programs, cargo programs and flight school training programs as to which the Debtors were authorized to honor pre-petition obligations and to otherwise continue in the ordinary course of business by the Order Pursuant to Sections 105(a), 363(b), 363(c), 365(a), 1107(a) and 1108 of the Bankruptcy Code and Rule 6006 of the Federal Rules of Bankruptcy Procedure Authorizing the Debtors to (i) Honor Prepetition Obligations to Customers and to Otherwise Continue Customer Programs and Practices in the Ordinary Course of Business and (ii) Authorize Financial Institutions to Honor and Process Related Checks and Transfers, entered by the Bankruptcy Court on September 16, 2005 [Docket No. 152].

66.	“DAL Aircraft Trading” means DAL Aircraft Trading, Inc., a Delaware corporation.

67.	“DAL Global Services” means DAL Global Services, LLC, a Delaware limited liability company.

68.	“DAL Moscow” means DAL Moscow, Inc., a Delaware corporation.

69.
“Debtors” means each of ASA Holdings, Comair Holdings, Comair, Comair Services, Crown Rooms, DAL Aircraft Trading, DAL Global Services, DAL Moscow, Delta, Delta AirElite, Delta Benefits Management, Delta Connection Academy, Delta Corporate Identity, Delta Loyalty Management Services, Delta Technology, Delta Ventures III, Epsilon, Kappa and Song. To the extent the context requires any reference to the Debtors after the Effective Date, Debtors shall mean the Reorganized Debtors.

70.
“Deferred Agreement Deadline” means 11:59 p.m. (prevailing Eastern time) on the 180th calendar day after the Effective Date, subject to further extensions or exceptions as may be ordered by the Bankruptcy Court.

71.	“Deferred Party” means a counterparty to an executory contract or unexpired lease that is designated as “Deferred” on Schedule 10.2(c).

72.	“Delta” means Delta Air Lines, Inc., a Delaware corporation.

73.	“Delta AirElite” means Delta AirElite Business Jets, Inc., a Kentucky corporation.

74.	“Delta Allocation” means the Plan Shares allocated to the Delta Debtors pursuant to the Valuation Analyses, as described in Section 2.6 of this Plan.

75.	“Delta Benefits Management” means Delta Benefits Management, Inc., a Delaware corporation.

76.	“Delta Board” or “Board” means, as of any date, the then-existing board of directors of Delta, including any duly-formed committee thereof.

77.	“Delta Connection Academy” means Delta Connection Academy, Inc., a Florida corporation.

78.
“Delta Convenience Class Distribution” means, with respect to a given Allowed Delta Convenience Class Claim, Cash equal to a percentage of such Allowed Convenience Class Claim determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Delta Debtors set forth in the Disclosure Statement approved by the Bankruptcy Court.

79.	“Delta Corporate Identity” means Delta Corporate Identity, Inc., a Delaware corporation.

80.	“Delta Debtors” means, collectively, each of the Debtors other than the Comair Debtors.

81.	“Delta Disputed Claims Reserve” has the meaning set forth in Section 9.4(b)(i) of this Plan.

82.
“Delta Final Distribution Date” means a day selected by the Reorganized Debtors in their sole discretion that is after the Initial Distribution Date and is no earlier than 20 calendar days after the date on which all Delta Disputed Claims have become either Allowed Claims or Disallowed Claims.

83.
“Delta Final Pro Rata Share” means the ratio (expressed as a percentage) of the amount of an Allowed Delta Unsecured Claim to the aggregate amount of all Delta Unsecured Claims (other than Delta Convenience Class Claims) Allowed as of the Delta Final Distribution Date.

84.
“Delta Initial Pro Rata Share” means the ratio (expressed as a percentage) of the amount of an Allowed Delta Unsecured Claim to the sum of the aggregate amounts of (i) all Delta Unsecured Claims (other than Delta Convenience Class Claims) Allowed as of the Effective Date and (ii) all Disputed Delta Unsecured Claims (other than any Disputed Delta Convenience Class Claims) that the Reorganized Debtors, on the Effective Date, in consultation with the Creditors’ Committee, reasonably estimate will be Allowed when the allowance or disallowance of each Disputed Claim is ultimately determined.

85.	“Delta Loyalty Management Services” means Delta Loyalty Management Services, LLC, a Delaware limited liability company.

86.
“Delta Plan Consolidation” means the deemed consolidation of the Estates of the Delta Debtors with one another, solely for the purposes associated with the confirmation of the Plan and the occurrence of the Effective Date, including voting, Confirmation and distribution.

87.	“Delta Subsidiary Debtors” means, collectively, each of the Debtors other than Delta and the Comair Debtors.

88.	“Delta Technology” means Delta Technology, LLC, a Georgia limited liability company.

89.
“Delta Unsecured Allocation” means the Delta Allocation reduced by the number of shares of New Delta Common Stock that will be issuable under the Compensation Programs at or contemporaneously with the Effective Date, not subject to vesting or other restrictions.

90.	“Delta Ventures III” means Delta Ventures III, LLC, a Delaware limited liability company.

91.	“DIP Agent” means General Electric Capital Corporation, in its capacity as administrative agent under the DIP Facility.

92.
“DIP Facility” means that certain Secured Super-Priority Debtor in Possession Credit Agreement, dated as of September 16, 2005, among Delta, as a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, the other Debtors signatory thereto, each as a debtor and debtor in possession under chapter 11 of the Bankruptcy Code, as “Credit Parties,” the lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent, as approved by the Bankruptcy Court pursuant to the DIP Order, as amended and restated on March 27, 2006, and as the same may be further amended, restated, modified or extended.

93.	“DIP Facility Claim” means a Claim against a Debtor arising pursuant to the DIP Facility and/or the DIP Order.

94.	“DIP Lenders” means any of the lenders under the DIP Facility as of or after the Effective Date.

95.
“DIP Order” means the Order (i) Authorizing Debtors (A) to Obtain Post-petition Credit Facilities Pursuant to sections 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) of the Bankruptcy Code and (B) to Utilize Cash Collateral Pursuant to section 363 of the Bankruptcy Code and (ii) Granting Adequate Protection to Pre-petition Secured Parties Pursuant to sections 361, 362, 363 and 364 of the Bankruptcy Code, entered by the Bankruptcy Court on October 6, 2005 [Docket No. 652].

96.
“Director and Management Compensation Program” means that certain compensation program for directors on the New Delta Board and management employees of the Reorganized Debtors, the terms of which shall be acceptable to the Creditors’ Committee in its sole discretion and shall be outlined in a Plan Supplement to be filed no later than 20 calendar days before the Voting Deadline.

97.
“Disallowed Claim” means any Claim or any portion thereof that (i) has been disallowed by a Final Order of the Bankruptcy Court, (ii) is listed in the Schedules as “$0,” contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, (iii) has been agreed to be equal to “$0” or to be expunged pursuant to the Claims Settlement Procedures Order or otherwise or (iv) is not listed on the Schedules and as to which a proof of claim bar date has been established but no Proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

98.
“Disbursing Agent” means Reorganized Delta or any Person or Entity designated or retained by Reorganized Delta, in its sole discretion and without the need for any further order of the Bankruptcy Court, to serve as disbursing agent pursuant to Section 7.1 of the Plan.

99.
“Disclosure Statement” means the disclosure statement relating to this Plan, including all exhibits and schedules thereto, as amended, supplemented or modified from time to time, in each case, as approved pursuant to section 1125 of the Bankruptcy Code by the Bankruptcy Court in the Approval Order.

100.	“Disputed Claim” means a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

101.	“Disputed Claims Reserves” means, collectively, the Delta Disputed Claims Reserve and the Comair Disputed Claims Reserve.

102.	“Distribution Date” means any of (i) the Initial Distribution Date, (ii) each Interim Distribution Date and (iii) each Final Distribution Date.

103.
“Distribution Record Date” means, with respect to (i) Claims not relating to Old Notes and (ii) Claims filed by Indenture Trustees relating to Old Notes not being cancelled under this Plan, the Confirmation Date; provided that distributions to holders of Old Notes being cancelled under this Plan shall be made pursuant to Section 7.2(d) of this Plan.

104.	“DTC” means the Depository Trust Company.

105.
“Effective Date” means the Business Day selected by the Debtors after consultation with the Creditors’ Committee that is (i) on or after the Confirmation Date and on which no stay of the Confirmation Order is in effect and (ii) on or after the date on which the conditions to effectiveness of the Plan specified in Section 14.2 of the Plan have been either satisfied or waived as set forth herein.

106.
“Employee Agreement” means any agreement (other than a Collective Bargaining Agreement or standard form documents or policies executed or acknowledged by newly-hired employees) between any of the Debtors and any current or former directors, officers or employees of any of the Debtors.

107.	“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

108.	“Epsilon” means Epsilon Trading, LLC, a Delaware limited liability company.

109.	“Estate” means the bankruptcy estate of each Debtor created pursuant to section 541 of the Bankruptcy Code.

110.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

111.
“Excluded DIP Obligations” means (i) under the DIP Facility, the Debtors’ contingent indemnification and expense reimbursement obligations, including any obligations referenced in Section 7.2 thereof, and (ii) under the Pre-petition Loan Documents (as defined in the DIP Order), the Debtors’ contingent indemnity obligations, to the extent that any such claims described in clauses (i) and (ii) of this definition have not been paid in full in Cash as of the Effective Date.

112.	“FAA” means the Federal Aviation Administration.

113.	“Final Distribution Dates” means, collectively, the Delta Final Distribution Date and the Comair Final Distribution Date.

114.
“Federal Penalty Claim” means any Claim of the IRS, the United States Department of Labor or any other agency, department, instrumentality or division of the United States government that arose on account of, is related to or is attributable to the imposition of a penalty, fine or excise tax with respect to pension contributions for plan years ended before the Debtors’ emergence from chapter 11.

115.
“Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction that has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, seek a new trial, reargument or rehearing and, where applicable, petition for certiorari has expired and no appeal, motion for reconsideration under Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure, motion for a new trial, reargument or rehearing or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, or as to which any motion for reconsideration that has been filed pursuant to Rule 59(b) or 59(e) of the Federal Rules of Civil Procedure or any motion for a new trial, reargument or rehearing has been resolved by the court in which such motion was filed; provided, however, that the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

116.	“Financial Projections” has the meaning set forth in Section 6.4 of the Disclosure Statement.

117.
“Foreign Agreements” means all executory contracts or unexpired leases as to which the Debtors were authorized to pay their pre-petition debts in the ordinary course of business pursuant to the Order Pursuant to Sections 105(a) and 363(b) of the Bankruptcy Code for Authorization to (i) Pay Pre-petition Obligations Owed to Foreign Creditors and (ii) Authorize Financial Institutions to Honor and Process Related Checks and Transfers, entered by the Bankruptcy Court on September 16, 2005 [Docket No. 153].

118.
“General Unsecured Claim” means a Claim, other than an Administrative Claim, a Convenience Class Claim, a Federal Penalty Claim, a Non-Convenience Class Retiree Claim, an Other Priority Claim, an Other Secured Claim, a Priority Tax Claim, a Secured Aircraft Claim or a Securities Litigation Claim.

119.	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

120.	“IAM” means International Association of Machinists and Aerospace Workers.

121.	“IBT” means International Brotherhood of Teamsters.

122.	“Impaired” means any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

123.
“Indemnification Obligation” means any obligation of any Debtor to indemnify directors, officers or employees of any of the Debtors who served in such capacity, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective articles or certificates of incorporation, corporate charters, bylaws, operating agreements or similar corporate documents or applicable law in effect as of the Effective Date.

124.	“Indemnified Persons” has the meaning set forth in Section 13.7 of this Plan.

125.
“Indenture” means (i) the Indenture dated as of March 1, 1983 between Delta and The Citizens and Southern National Bank of Florida, as supplemented by a First Supplemental Indenture dated as of January 27, 1986 and a Second Supplemental Indenture dated as of May 26, 1989 and as further supplemented by a Third Supplemental Indenture dated as of August 10, 1998 between Delta and The Bank of New York, as successor trustee; (ii) the Indenture dated as of April 30, 1990 between Delta and The Citizens and Southern National Bank, as supplemented by the First Supplemental Indenture dated as of August 10, 1998 between Delta and The Bank of New York, as successor trustee; (iii) the Indenture dated as of May 1, 1991 between Delta and The Bank of New York, successor of The Citizens and Southern National Bank of Florida, as supplemented by the First Supplemental Indenture dated as of September 9, 2003 between Delta and The Bank of New York, as Trustee; (iv) the Indenture dated as of December 14, 1999, between Delta and The Bank of New York, as Trustee; (v) the Indenture dated as of June 2, 2003, between Delta and The Bank of New York Trust Company of Florida, N.A., as Trustee; (vi) the Indenture dated as of February 6, 2004, between Delta and The Bank of New York Trust Company of Florida, N.A., as Trustee; (vii) the Indenture dated as of November 24, 2004 between Delta and The Bank of New York Trust Company, N.A., as Trustee; (viii) the Trust Indenture dated as of May 1, 1998 between the Development Authority of Fulton County and SunTrust Bank, Atlanta; (ix) the Trust Indenture dated as of September 1, 1992 between the Development Authority of Fulton County and Trust Company Bank; (x) the Trust Indenture dated as of May 1, 1991 between Dallas-Fort Worth International Airport Facility Improvement Corporation and NCNB Texas National Bank, Fort Worth, Texas - - Dallas Fort Worth International Airport Facility Improvement Corporation Delta Air Lines, Inc. Revenue Bonds, Series 1991; (xi) the Trust Indenture dated as of Sept. 1, 1993 between the Dallas-Fort Worth International Airport Facility Improvement Corporation and NationsBank of Texas, N.A, Dallas, Texas - - Dallas-Forth Worth International Airport Facility Improvement Corporation Delta Air Lines, Inc. Revenue Refunding Bonds, Series 1993; (xii) each of the Municipal Bond Indentures and (xiii) any other indenture or similar instrument issued by or on behalf of a Debtor prior to the Petition Date (other than any indenture or similar instrument under which any Old Aircraft Securities are outstanding).

126.	“Indenture Trustee” means an indenture trustee under an Indenture.

127.
“Initial Distribution Date” means a day selected by the Reorganized Debtors in their sole discretion that is as soon as reasonably practicable after, but not later than 60 calendar days after, the Effective Date.

128.	“Insurance Plans” means the Debtors’ insurance policies and any agreements, documents or instruments relating thereto entered into prior to the Petition Date.

129.	“Intercompany Claim” means any Claim by a Debtor or a Non-Debtor against another Debtor or a Non-Debtor.

130.	“Intercompany Contract” means a contract solely between two or more Debtors or a contract solely between one or more Debtors and one or more Non-Debtors entered into prior to the Petition Date.

131.
“Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code including, without limitation, all issued, unissued, authorized or outstanding shares of stock or other equity interests (including common and preferred), together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto.

132.
“Interim Compensation Order” means the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code and Bankruptcy Rule 2016(a) to Establish Procedures for Interim Monthly Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on September 15, 2005 [Docket No. 123].

133.
“Interim Distribution Date” means the date that is 180 calendar days after the Initial Distribution Date or the most recent Interim Distribution Date thereafter, with such periodic Interim Distribution Dates occurring until, (i) with respect to Delta Claims, the Delta Final Distribution Date has occurred and (ii) with respect to Comair Claims, the Comair Final Distribution Date has occurred.

134.
“Interline Agreements” has the meaning ascribed to it in the Debtors’ Motion Pursuant to Sections 105(a), 362(d) and 365(a) of the Bankruptcy Code and Rule 6006 of the Federal Rules of Bankruptcy Procedure for Order (i) Approving Assumption of Interline Agreements, Clearinghouse Agreements, ARC Agreements, Billing and Settlement Plan Agreements, Cargo Agreements, and UATP Agreement, (ii) Authorizing Debtors to Honor Prepetition Obligations Related to SkyTeam Alliance Agreements, US Cargo Sales Joint Venture Agreement, Domestic Alliance Agreements, Code Share Agreements, GDS Agreements, Travel Agency Agreements, Cargo Agency Agreements, In-To-Plane Service Company Claims, Technical Services Sales Agent Agreements, the ATPCO Agreement, Foreign Deeds of Undertaking and the SAFI Arrangement and (iii) Modifying the Automatic Stay Solely to the Extent Necessary to Effectuate the Intended Relief, filed on September 14, 2005 [Docket No. 63].

135.	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

136.	“IRS” means the Internal Revenue Service.

137.	“Kappa Capital Management” means Kappa Capital Management, Inc., a Delaware corporation.

138.
“Letter of Credit” means a documentary or standby letter of credit issued for the account of any of the Debtors, and any reimbursement agreement or similar agreement entered into prior to the Petition Date in connection therewith.

139.	“Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

140.	“Massport Bonds” means the $497,585,000 Massachusetts Port Authority Special Facilities Revenue Bonds (Delta Air Lines, Inc. Project), Series 2001A, 2001B and 2001C.

141.
“Massport Motion” means the Debtors’ Motion Pursuant to Sections 363(b) and 365 of the Bankruptcy Code and Rule 6006 and 9019 of the Federal Rules of Bankruptcy Procedure for Approval of the Amendment, Assumption and Restructuring of Certain Agreements with Massachusetts Port Authority, Ambac Assurance Corporation and The Bank of New York, as Trustee, filed with the Bankruptcy Court on December 15, 2006 [Docket No. 3885].

142.
“Massport Trust Agreement” means the Trust Agreement between Massachusetts Port Authority And The Bank of New York, As Trustee, dated as of August 1, 2001, $497,585,000 Massachusetts Port Authority Special Facilities Revenue Bonds (Delta Air Lines, Inc. Project), Series 2001A, 2001B and 2001C.

143.	“Master Ballots” means the master ballots upon which the Nominees of Beneficial Holders shall indicate acceptances and rejections of the Plan in accordance with the Voting Instructions.

144.	“Municipal Bonds” means the bonds associated with a Municipal Bond Indenture.

145.
“Municipal Bond Agreements” means those agreements, as the same may have been amended, supplemented or otherwise modified, governing Delta’s obligations to make payments on Municipal Bonds issued to finance or refinance the acquisition or construction of airport and related facilities, improvements and/or equipment used by Delta.

146.	“Municipal Bond Documents” means all documents, as the same may have been amended, supplemented or otherwise modified, associated with a Municipal Bond Agreement and the corresponding Municipal Bonds.

147.
“Municipal Bond Indenture” means the following indentures and instruments, including any and all supplements and amendments related thereto: (i) the Trust Indenture between Kenton County Airport Board and Star Bank, N.A. dated as of February 1, 1992; (ii) the Indenture of Trust Between the City of Chicago and Continental Illinois National Bank and Trust Company of Chicago as Trustee, dated as of November 15, 1982; (iii) the Indenture of Mortgage and Deed of Trust between the Regional Airports Improvement Corporation and Security Pacific National Bank as Trustee, dated as of November 1, 1985; (iv) the Trust Indenture dated as of December 1, 1992 by and between the Port Authority of New York and New Jersey and the Bank of New York as Trustee; (v) the Trust Agreement between the Massachusetts Port Authority and the Bank of New York as Trustee, dated as of August 1, 2001; (vi) Ordinance No. 364, The Port of Portland, Enacted June 10, 1992, Effective July 11, 1992, Relating to: $10,000,000 The Port of Portland Special Obligation Revenue Bonds Series 1992 (Delta Air Lines, Inc. Project); (vii) the Indenture dated as of October 1, 1967 between the San Francisco Airport Improvement Corporation and Bank of America National Trust and Savings Association, as Trustee; (viii) the Indenture of Trust dated as of December 1, 1982 between the Hillsborough County Aviation Authority and First National Bank of Florida, Tampa, Florida; (ix) each of the Trust Indentures dated as of May 1, 2000 between the Development Authority of Clayton County as the issuer and The Bank of New York as the Trustee; (x) the Trust Indenture between the Kenton County Airport Board and the Bank of New York as Trustee dated as of October 1, 2000; (xi) the Trust Indenture between Salt Lake City, Salt Lake County, Utah and the Bank of New York as Trustee, dated as of August 1, 2000 and (xii) any other indenture or similar instrument, pursuant to which tax exempt special facilities revenue bonds were issued to finance or refinance the acquisition or construction of airport and related facilities, improvements and/or equipment used by Delta.

148.	“New Credit Facility” has the meaning set forth in Section 6.3 of this Plan.

149.	“New Credit Facility Agents” means those certain administrative, collateral and other agents for the New Credit Facility Lenders, as described in the New Credit Facility Documents.

150.
“New Credit Facility Documents” means, collectively, the credit agreement with respect to the New Credit Facility and any agreements to be executed in connection therewith by and among Reorganized Delta, the Reorganized Subsidiary Debtors party thereto, the New Credit Facility Lenders and the New Credit Facility Agents.

151.	“New Credit Facility Lenders” means the lenders that are party to the New Credit Facility Documents from time to time.

152.
“New Delta ALPA Notes” means those certain senior unsecured notes in the principal amount of up to $650,000,000 authorized and to be issued in certain circumstances as set forth in and pursuant to the terms of the Bankruptcy Restructuring Agreement (and the Bankruptcy Court Final Order approving the same).

153.
“New Delta Board” means the board of directors of Reorganized Delta on the Effective Date, which shall consist of 11 members. One member shall be the Chief Executive Officer of Reorganized Delta. The other 10 members shall be chosen by the Creditors’ Committee in consultation with the Debtors; provided that at least three of such members shall be chosen from among the members of the current Delta Board. Moreover, all members of the New Delta Board (other than the Chief Executive Officer) shall satisfy the independence standards that are applicable for purposes of the stock exchange on which the shares of Reorganized Delta are listed.

154.	“New Delta Bylaws” means the bylaws of Reorganized Delta, which shall be substantially in the form set forth in a Plan Supplement.

155.	“New Delta Certificate of Incorporation” means the certificate of incorporation of Reorganized Delta, which shall be substantially in the form set forth in a Plan Supplement.

156.	“New Delta Common Stock” means 1,500,000,000 shares of common stock, $0.0001 par value per share, of Reorganized Delta to be authorized pursuant to the New Delta Certificate of Incorporation.

157.	“New Delta Debt Securities” means (i) the New Delta ALPA Notes and (ii) the New Delta PBGC Notes.

158.	“New Delta Plan Securities” means, collectively, the (i) New Delta Debt Securities and (ii) the New Delta Common Stock.

159.
“New Delta PBGC Notes” means those certain senior unsecured notes in the principal amount of up to $225,000,000 to be issued by Reorganized Delta to PBGC as and to the extent set forth in and pursuant to the PBGC Settlement Agreement.

160.
“New Equity Investment Rights Offering Term Sheet” means that certain Memorandum of Understanding Regarding a Possible Rights Offering as Part of the POR by and between Delta and the Creditors’ Committee that was filed with the Bankruptcy Court on May 17, 2006 [Docket No. 2561] and subsequently approved by order of the Bankruptcy Court dated May 31, 2006 [Docket No. 2647].

161.	“NOL” means any net operating loss that could be carried forward or back to reduce taxes (including, without limitation, deductions and credits related to alternative minimum taxes).

162.	“Nominee” means any broker, dealer, commercial loans institution, financial institution or other nominee in whose name securities are registered or held of record on behalf of a Beneficial Holder.

163.
“Non-Convenience Class Retiree Claim” means a Claim against Delta in an amount that is greater than $2,000 but less than or equal to $100,000 arising from (i) the modification of retiree health or welfare benefits as reflected in a Retiree Term Sheet or (ii) the termination of any non-qualified defined benefit pension plan of the Debtors.

164.	“Non-Debtor” means any direct or indirect subsidiary or Affiliate of the Debtors that is not one of the Debtors.

165.
“Non-Pilot Compensation Program” means a compensation program for certain non-management, non-pilot employees of the Reorganized Debtors, the terms of which shall be acceptable to the Creditors’ Committee in its sole discretion and shall be outlined in a Plan Supplement to be filed no later than 20 calendar days before the Voting Deadline.

166.	“Non-Pilot Retiree Committee” means the official committee of non-pilot retirees appointed in the Chapter 11 Cases pursuant to section 1114 of the Bankruptcy Code.

167.
“Non-Pilot Retiree Term Sheet” means that certain term sheet agreement dated as of October 4, 2006, by and between Delta and the Non-Pilot Retiree Committee, and approved by order of the Bankruptcy Court dated October 19, 2006 [Docket No. 3428], with respect to the modification of certain retiree medical benefits.

168.
“Notice of Intent to Assume or Reject” means a notice delivered by the Debtors or Reorganized Debtors pursuant to Article 10 of the Plan stating an intent to assume or reject an executory contract or unexpired lease and including a proposed Assumption Effective Date or Rejection Effective Date, as applicable, and, if applicable, a Proposed Cure and/or a proposed assignment.

169.	“Old Aircraft Securities” means the securities identified on Schedule 6.6(a) hereto.

170.	“Old Notes” means all notes, bonds and other similar instruments issued pursuant to the Indentures.

171.	“Old Stock” means all of the issued and outstanding shares of Delta common stock, $0.01 par value per share, and all stock options, warrants or other rights to purchase such stock.

172.
“Ordinary Course Professionals Order” means the Order Pursuant to Sections 105(a), 328 and 330 of the Bankruptcy Code and Bankruptcy Rule 2014(a) Authorizing the Debtors to Employ Ordinary Course Professionals, entered by the Bankruptcy Court on September 16, 2005 [Docket No. 200].

173.
“Other Administrative Claim” means an Administrative Claim, including, but not limited to: (i) the actual, necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the commencement of the Chapter 11 Cases, including Cure amounts and other liabilities incurred by the Debtors in the ordinary course of their businesses, (ii) reclamation claims under section 546(c) of the Bankruptcy Code and Uniform Commercial Code section 2-702, (iii) except with respect to Professionals, compensation for legal, financial advisory, accounting and other services and reimbursement of expenses that would be awarded or Allowed pursuant to sections 327, 328, 330 or 331 of the Bankruptcy Code or otherwise for the period commencing on or after the Petition Date and ending on or before the Effective Date, (iv) pursuant to Section 14 of the PBGC Settlement Agreement, the out-of-pocket costs and expenses (up to a maximum of $7.5 million) of the PBGC incurred in connection with the Chapter 11 Cases, and the resolution of PBGC’s Claims and (v) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) or (5) of the Bankruptcy Code. Other Administrative Claim shall not include Amex Post-Petition Facility Claims, DIP Facility Claims, Professional Fee Claims or fees and charges assessed against the Debtors’ Estates pursuant to section 1930 of title 28 of the United States Code (which shall be paid pursuant to Section 17.3 of this Plan).

174.	“Other Administrative Claim Bar Date” means the date that is 30 calendar days after the Effective Date.

175.	“Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.

176.
“Other Secured Claim” means any Secured Claim (including any Secured Claim for taxes due and owing by the Debtors), other than an Amex Post-Petition Facility Claim, a DIP Facility Claim or a Secured Aircraft Claim.

177.	“PAFCA” means the Professional Airline Flight Control Association.

178.	“PBGC” means the Pension Benefit Guaranty Corporation.

179.
“PBGC Claim” means that certain $2.2 billion Allowed General Unsecured Claim against the Debtors that was Allowed pursuant to the Final Order approving the PBGC Settlement Agreement, which Allowed General Unsecured Claim is not subject to reconsideration under section 502 of the Bankruptcy Code or otherwise.

180.
“PBGC Settlement Agreement” means that certain settlement agreement dated as of December 4, 2006, by and among Delta and certain affiliated entities, the Benefit Funds Investment Committee of Delta, the Administrative Committee of Delta and PBGC, including all attachments and exhibits thereto, as approved by the Order Granting Debtors’ Motion for Approval of Settlement Agreement With Pension Benefit Guaranty Corporation, entered by the Bankruptcy Court on December 20, 2006 [Docket No. 3949] and incorporated herein by reference. In the event a particular term of the Plan conflicts with a particular term of the PBGC Settlement Agreement, the PBGC Settlement Agreement shall control and the terms of the Plan shall not be referenced to resolve interpretive disputes. Notwithstanding anything to the contrary in this Plan, the Disclosure Statement or the Confirmation Order, the provisions of the PBGC Settlement Agreement shall remain in effect on and after the Effective Date and shall be fully enforceable by and against the Reorganized Debtors.

181.	“Pension Protection Act” means the Pension Protection Act of 2006, Pub. L. No. 109-280.

182.	“Person” or “person” means a person as defined in section 101(41) of the Bankruptcy Code.

183.	“Petition Date” means September 14, 2005, the date on which the Debtors commenced the Chapter 11 Cases, and, where relevant, the time of the filing of the Debtors’ chapter 11 petitions on such date.

184.	“Pilot Retiree Committee” means the official committee of retired pilots appointed in the Chapter 11 Cases pursuant to section 1114 of the Bankruptcy Code.

185.
“Pilot Retiree Term Sheet” means that certain term sheet agreement dated as of October 4, 2006, by and between Delta and the Pilot Retiree Committee, and approved by order of the Bankruptcy Court dated October 19, 2006 [Docket No. 3428], with respect to the modification of retiree medical benefits.

186.
“Pilot Working Agreement” means the amended and restated agreement, effective as of June 1, 2006, between Delta and the Air Line Pilots in the service of Delta, as represented by ALPA, incorporating the Bankruptcy Restructuring Agreement, as the same may be amended from time to time.

187.
“Plan” means this Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, including all Plan Supplements and all exhibits, supplements, appendices and schedules to any of the foregoing, as any of them may be amended or modified from time to time hereunder or in accordance with applicable law.

188.	“Plan Consolidations” means collectively, the Delta Plan Consolidation and the Comair Plan Consolidation.

189.
“Plan Documents” means the agreements, instruments and documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on and after the Effective Date, including, without limitation, (i) the New Delta Bylaws, (ii) the New Delta Certificate of Incorporation, (iii) the Reorganized Subsidiary Debtors’ Certificates of Incorporation, (iv) the Director and Management Compensation Program, (v) the Non-Pilot Compensation Program and (vi) any other instruments and documents listed in Plan Supplements; provided that in the case of any material instruments or documents as to which a standard of Creditors’ Committee consent is not otherwise expressly stated herein, such instruments or documents shall be subject to the reasonable consent of the Creditors’ Committee.

190.
“Plan Shares” means the 400,000,000 shares of New Delta Common Stock to be issued under this Plan (i) to holders of Unsecured Claims and (ii) under the Compensation Programs at or contemporaneously with the Effective Date, not subject to vesting or other restrictions.

191.
“Plan Supplements” means, collectively, the documents, agreements, instruments, schedules and exhibits and forms thereof specified in the Plan to be filed as specified in Section 17.6 of the Plan as Plan Supplements, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Subsequent to their initial filing pursuant to Section 17.6, the Debtors shall, unless otherwise provided under the Plan, be free to modify any such documents without further filings or notice to any party; provided that, in the case of modifications to the forms of the New Delta Bylaws, the New Delta Certificate of Incorporation or the terms of the Compensation Programs or material modifications to any of the Reorganized Subsidiary Debtors’ Bylaws or any of the Reorganized Subsidiary Debtors’ Certificates of Incorporation, any such modifications must be acceptable to the Creditors’ Committee in its sole discretion; provided further that, in the case of material modifications to all material Plan Supplements not otherwise specifically addressed herein, the Debtors may make such modifications with the consent of the Creditors’ Committee, such consent not to be unreasonably withheld. Each such document, agreement, instrument, schedule or exhibit or form thereof is referred to herein as a “Plan Supplement.”

192.	“Post-Effective Date Committee” has the meaning set forth in Section 17.5 of this Plan.

193.	“Post-Effective Date Committee Expense Cap” means $750,000, unless Reorganized Delta shall consent to any additional amounts, such consent not to be unreasonably withheld.

194.
“Post-Petition Aircraft Agreement” means a new or renegotiated agreement (including leases, subleases, security agreements and mortgages and any amendments, modifications or supplements of or to any lease, sublease, security agreement or mortgage and such leases, subleases, security agreements or mortgages as so amended, modified or supplemented, and any agreement settling or providing for any claims or otherwise addressing any matters relating to any lease, sublease, security agreement or mortgage or any amendment, modification or supplement of or to any lease, sublease, security agreement or mortgage) entered into after the Petition Date by the Debtors relating to Aircraft Equipment and either (i) listed on Schedule 10.4(e) hereto or (ii) entered into subsequent to the filing of such Schedule and identified by the Debtors as a Post-Petition Aircraft Agreement in a filing with the Bankruptcy Court.

195.
“Post-Petition Aircraft Obligation” means any obligation arising pursuant to a Post-Petition Aircraft Agreement; provided, however, that obligations under such Post-Petition Aircraft Agreements shall only be deemed Post-Petition Aircraft Obligations to the extent specifically provided in such agreements.

196.
“Pre-Termination Order” means the Further Order Concerning the Stipulation and Consent Order Between the Debtors, the Creditors’ Committee and DP3, Inc., entered by the Bankruptcy Court on August 28, 2006 [Docket No. 3152].

197.	“Pre-Termination Stipulation” means the Stipulation and Consent Order Between the Debtors, the Creditors’ Committee and DP3, Inc., entered by the Bankruptcy Court on June 2, 2006 [Docket No. 2656].

198.
“Priority Tax Claim” means an unsecured Claim of a governmental unit entitled to priority pursuant to section 507(a)(8) or specified under section 502(i) of the Bankruptcy Code and shall not include a Federal Penalty Claim.

199.
“Professional” means a person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, but not including any person retained pursuant to the Ordinary Course Professionals Order.

200.
“Professional Fee Claims” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred during the period from the Petition Date through the last day of the calendar month immediately preceding the Confirmation Date.

201.	“Proof of Claim” means a proof of claim filed by a holder of a Claim in accordance with the Bar Date Order.

202.
“Proposed Cure” means, with respect to a particular executory contract or unexpired lease, the consideration that the Debtors propose (which may be zero or some amount greater than zero) (i) on the notices sent to Assumption Parties listed on Schedule 10.2(a) or Schedule 10.3(d) or (ii) on a Notice of Intent to Assume or Reject, in each case as full satisfaction of the Debtors’ obligations with respect to such executory contract or unexpired lease pursuant to section 365(b) of the Bankruptcy Code.

203.	“Recharacterization Party” has the meaning set forth in Section 10.2(d) of this Plan.

204.
“Registration Rights Agreement” means one or more registration rights agreements to be entered into by Reorganized Delta, the terms of which shall be subject to the approval of the Creditors’ Committee (except to the extent set forth in a stipulation, contract or similar binding agreement to which Delta has agreed or become subject to during these Chapter 11 Cases), which approval shall not unreasonably be withheld.

205.
“Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder thereof so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding and without giving effect to any contractual provision or applicable law that entitles a Creditor to demand or receive accelerated payment of a Claim after the occurrence of a default, (A) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (B) reinstating the maturity of such Claim as such maturity existed before such default, (C) compensating the Creditor for any damages incurred as a result of any reasonable reliance by such Creditor on such contractual provision or such applicable law and (D) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Creditor; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions and affirmative covenants regarding corporate existence, prohibiting certain transactions or action contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to accomplish Reinstatement.

206.
“Rejected Municipal Bond Agreements” means (i) any Municipal Bond Agreement listed on Schedule 10.2(b) as of the Confirmation Date and (ii) any other Municipal Bond Agreement rejected by the Debtors by separate order of the Bankruptcy Court.

207.
“Rejection Bar Date” means the deadline for filing Proofs of Claim arising from the rejection of an executory contract or unexpired lease, which deadline shall be 30 calendar days after the entry of an order approving the rejection of such executory contract or unexpired lease.

208.	“Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

209.
“Rejection Effective Date” means the date upon which the rejection of an executory contract or unexpired lease under this Plan is deemed effective, which shall not be later than 60 calendar days after the Effective Date unless otherwise agreed by the relevant Rejection Party.

210.
“Rejection Party” means a counterparty to an executory contract or unexpired lease to be rejected by the Debtors under this Plan (and with respect to a Rejected Municipal Bond Agreement, the Indenture Trustee associated with such Rejected Municipal Bond Agreement).

211.	“Released Parties” has the meaning set forth in Section 13.6 of the Plan.

212.	“Remaining Pre-Paid Excise Taxes” has the meaning set forth in Section 3.1(b) of the Plan.

213.	“Reorganized Debtors” means, collectively, each of the Debtors on and after the Effective Date.

214.	“Reorganized Delta” means Delta on and after the Effective Date.

215.	“Reorganized Subsidiary Debtors” means, collectively, each of the Subsidiary Debtors on and after the Effective Date.

216.
“Reorganized Subsidiary Debtors’ Bylaws” means the bylaws of the Reorganized Subsidiary Debtors that are organized as corporations and the operating agreements of the Reorganized Subsidiary Debtors that are organized as limited liability companies.

217.	“Reorganized Subsidiary Debtors’ Certificates of Incorporation” means the certificates of incorporation or other formation documents (as applicable) of the Reorganized Subsidiary Debtors.

218.	“Restructuring Transactions” means those transactions described in Section 6.2 of the Plan.

219.	“Retiree Committees” means, collectively, the Pilot Retiree Committee and the Non-Pilot Retiree Committee.

220.	“Retiree Term Sheets” means, collectively, the Non-Pilot Retiree Term Sheet and the Pilot Retiree Term Sheet.

221.
“Roll-Up Transaction” means (i) a dissolution or winding up of the corporate existence of a Debtor or a Reorganized Debtor, as applicable, under applicable state law, or the consolidation, merger, contribution of assets or other transaction in which a Debtor or a Reorganized Debtor, as applicable, merges with or transfers substantially all of its assets and liabilities to another Debtor or Reorganized Debtor or one or more of their Affiliates or (ii) a change in form of a Debtor or Reorganized Debtor.

222.	“Savings Plan” means the Delta Family-Care Savings Plan.

223.
“Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules and statements have been or may be supplemented, modified or amended from time to time.

224.
“Section 1113 Restructuring Agreements” means, collectively, (i) the Bankruptcy Restructuring Agreement, (ii) the Letter of Agreement, effective as of December 31, 2006, between Comair and the Flight Attendants in the service of Comair, as represented by the International Brotherhood of Teamsters, (iii) the Letter of Agreement, dated as of October 18, 2006, effective as of December 31, 2006, between Comair and the Employees in the service of Comair, as represented by the International Association of Machinists and Aerospace Workers and (iv) the Letter of Agreement between Comair and PAFCA, effective as of December 1, 2005, in each case including any agreements therein in respect of indemnification.

225.
“Secured Aircraft Claim” means a Claim that is secured by a security interest in, or a lien on, any Aircraft Equipment (to the extent the Debtors have not abandoned such Aircraft Equipment with no agreement to re-lease or re-purchase such Aircraft Equipment) in which a Debtor’s Estate has an interest to the extent of the value of such Creditor’s interest in the applicable Estate’s interest in such Aircraft Equipment, as determined in accordance with section 506(a) of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Creditor.

226.
“Secured Claim” means any Claim or portion thereof (i) that is reflected in the Schedules or a Proof of Claim as a secured claim and is secured by a Lien on Collateral, to the extent of the value of such Collateral, as determined in accordance with section 506(a) and, if applicable, section 1129(b) of the Bankruptcy Code or (ii) to the extent that the holder thereof has a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

227.	“Securities Act” means the Securities Act of 1933, as amended.

228.
“Securities Litigation Claim” means any Claim or Cause of Action against any of the Debtors (i) arising from rescission of a purchase or sale of shares, notes or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities or (v) for attorneys’ fees, other charges or costs incurred on account of any of the foregoing Claims or Causes of Action.

229.
“Servicer” means an indenture trustee (including any Indenture Trustee or trustee for a Municipal Bond Indenture), owner trustee, pass through trustee, subordination agent, agent, servicer or any other authorized representative of Creditors recognized by the Debtors.

230.	“Solicitation Agent” means Bankruptcy Services, LLC, the Debtors’ solicitation agent.

231.	“Song” means Song, LLC, a New York limited liability company.

232.	“Sub-plan” means one or more sub-plans of reorganization described in Article 2 with respect to any individual Debtor.

233.
“Subsidiary Debtors” means, collectively, each of the Debtors other than Delta. To the extent the context requires any reference to the Subsidiary Debtors after the Effective Date, Subsidiary Debtors shall mean the Reorganized Subsidiary Debtors.

234.
“Surety Bond” means a surety bond issued for the benefit of any of the Debtors prior to the Petition Date by (i) Fianzas México Bital (Fiamex), (ii) Liberty Mutual Insurance Company, (iii) St. Paul Guarantee Insurance Company or (iv) Travelers Casualty and Surety Company of America, in each case including any agreement between any of the Debtors and the relevant issuer that requires the Debtors to indemnify the issuer with respect to such surety bond.

235.
“Transfer” and words of like import mean, with respect to any security or the right to receive a security or to participate in any offering of any security (each a “security” for purposes of this definition), the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

236.
“Treatment Objection” means an objection to the Debtors’ proposed assumption or rejection of an executory contract or unexpired lease pursuant to the provisions of this Plan (including an objection to the proposed Assumption Effective Date or Rejection Effective Date, the Proposed Cure and/or any proposed assignment, but not including an objection to any Rejection Claim) that is properly filed with the Bankruptcy Court and served in accordance with the Case Management Order by the applicable Treatment Objection Deadline.

237.
“Treatment Objection Deadline” means the deadline for filing and serving a Treatment Objection, which deadline shall be 4:00 p.m. (prevailing Eastern Time) on, (i) with respect to an executory contract or unexpired lease listed on Schedule 10.2(a), 10.2(b) or 10.2(c), the 15th calendar day after the relevant Schedule is filed and notice thereof is mailed, (ii) with respect to an executory contract or unexpired lease the proposed treatment of which has been altered by an amended or supplemental Schedule 10.2(a), 10.2(b) or 10.2(c), the 15th calendar day after such amended or supplemental schedule is filed and notice thereof is mailed, (iii) with respect to an executory contract or unexpired lease for which a Notice of Intent to Assume or Reject is filed, the 15th calendar day after such notice is filed and notice thereof is mailed and (iv) with respect to any other executory contract or unexpired lease, including any to be assumed or rejected by category pursuant to Sections 10.1, 10.3 or 10.4 of the Plan (without being listed on Schedule 10.2(a) or 10.2(b)), the deadline for objections to confirmation of the Plan established pursuant to the Approval Order or other order of the Bankruptcy Court.  Notwithstanding the foregoing, with respect to any Municipal Bond Agreement to be assumed or rejected pursuant to Article 10 of the Plan, the deadline for filing and serving a Treatment Objection shall be 4:00 p.m. (prevailing Eastern Time) on (i) the 21st calendar day after the relevant Schedule is filed and notice thereof is mailed, (ii) the 21st calendar day after the relevant amended or supplemental Schedule is filed and notice thereof is mailed or (iii) the 6th calendar day after the deadline for objections to confirmation of the Plan, as the case may be.

238.	“Unimpaired” refers to any Claim or Interest that is not Impaired.

239.	“Union” means each of ALPA, IBT, IAM and PAFCA.

240.	“United States Trustee” means the United States Trustee for the Southern District of New York.

241.
“Unliquidated Claim” means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is sought to be estimated.

242.
“Unsecured Claim” means, with respect to the Delta Debtors and the Comair Debtors, a General Unsecured Claim, a Convenience Class Claim, and, only with respect to the Delta Debtors, a Non-Convenience Class Retiree Claim.

243.	“Valuation Analyses” has the meaning set forth in Section 6.3(b) of the Disclosure Statement.

244.
“Voting Deadline” means the date established by the Approval Order by which the Solicitation Agent must actually receive an otherwise valid vote on the Plan in order for such vote to count as a vote to accept or reject the Plan. Such deadline will be 4:00 p.m. (prevailing Eastern Time) on April 9, 2007.

245.
“Voting Instructions” means the instructions for voting on the Plan contained in the Approval Order, Article 7 of the Disclosure Statement and the Ballots, the Master Ballots and the Beneficial Ballots.

246.	“Voting Record Date” means the record date for voting on the Plan, which shall be February 1, 2007.

247.
“Workers’ Compensation Plan” means each of the Debtors’ written contracts, agreements, agreements of indemnity, qualified self-insurance workers’ compensation bonds, policies, programs and plans for workers’ compensation and workers’ compensation insurance entered into prior to the Petition Date.

Section 1.2.    Rules of Interpretation

Unless otherwise specified, all article, section, exhibit, schedule or Plan Supplement references in this Plan are to the respective article in, section in, exhibit to, schedule to or Plan Supplement to the Plan, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained herein. Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural and any pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender. Captions and headings in the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any references herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions. In the event that a particular term of the Plan (including any exhibits, schedules or Plan Supplement hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Plan or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto.

With respect to any reference in this Plan to a consent, approval or acceptance by any party that shall not unreasonably be withheld, or to an issue, agreement, order or other document (or the terms thereof) that shall be reasonably acceptable to any such party, such consent, approval or acceptance shall not be unreasonably conditioned, delayed or withheld.

Section 1.3.    Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. In the event that any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

Section 1.4.    References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

Section 1.5.    Exhibits; Schedules; Plan Supplements

All exhibits and schedules to the Plan, including Plan Supplements, are incorporated into and are a part of the Plan as if set forth in full herein. Copies of such exhibits, schedules and Plan Supplements can be obtained by downloading such documents from the Debtors’ case information website at www.deltadocket.com or the Bankruptcy Court’s website at www.nysb.uscourts.gov. To the extent any exhibit, schedule or Plan Supplement is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit, non-schedule or non-Plan Supplement portion of the Plan shall control.

ARTICLE 2
PLAN CONSOLIDATIONS

Section 2.1.    Order Granting Plan Consolidations

Unless previously approved by prior order of the Bankruptcy Court, the Plan shall serve as a motion seeking entry of an order approving the Delta Plan Consolidation and the Comair Plan Consolidation.

Section 2.2.    Delta Plan Consolidation

(a)   Solely for the purposes specified in the Plan (including voting, Confirmation and distributions) and subject to Section 2.2(b), (i) all assets and liabilities of the Delta Debtors shall be treated as though they were merged, (ii) all guarantees of the Delta Debtors of the obligations of any other Delta Debtor shall be eliminated so that any Claim against any Delta Debtor, any guarantee thereof executed by any other Delta Debtor and any joint or several liability of any of the Delta Debtors shall be one obligation of the Delta Debtors and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Delta Debtors shall be deemed filed against the Delta Debtors collectively and shall be one Claim against and one obligation of the Delta Debtors.

(b)    The Delta Plan Consolidation effected pursuant to this Section 2.2 shall not affect: (i) the legal or organizational structure of the Delta Debtors, (ii) pre- or post-Petition Date Liens or security interests, (iii) pre- or post-Petition Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (y) pursuant to the Plan, (iv) defenses to any Cause of Action or (v) distributions out of any insurance policies or proceeds of such policies.

Section 2.3.    Comair Plan Consolidation

(a)   Solely for the purposes specified in the Plan (including voting, Confirmation and distributions) and subject to Section 2.3(b), (i) all assets and liabilities of the Comair Debtors shall be treated as though they were merged, (ii) all guarantees of the Comair Debtors of the obligations of any other Comair Debtor shall be eliminated so that any Claim against any Comair Debtor, any guarantee thereof executed by any other Comair Debtor and any joint or several liability of any of the Comair Debtors shall be one obligation of the Comair Debtors and (iii) each and every Claim filed or to be filed in the Chapter 11 Case against any of the Comair Debtors shall be deemed filed against the Comair Debtors collectively and shall be one Claim against and one obligation of the Comair Debtors.

(b)    The Comair Plan Consolidation effected pursuant to this Section 2.3 shall not affect: (i) the legal or organizational structure of the Comair Debtors, (ii) pre- or post-Petition Date Liens or security interests, (iii) pre- or post-Petition Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (y) pursuant to the Plan, (iv) defenses to any Cause of Action or (v) distributions out of any insurance policies or proceeds of such policies.

Section 2.4.    Confirmation in the Event of Partial or No Plan Consolidations

(a)   In the event that the Bankruptcy Court orders only partial Delta Plan Consolidation or partial Comair Plan Consolidation, or does not order one or both Plan Consolidations, the Debtors reserve the right (i) to proceed with no or partial Plan Consolidations, (ii) to propose one or more Sub-plans with respect to one or more Debtors, (iii) to proceed with the Confirmation of one or more Sub-plans to the exclusion of other Sub-plans and/or (iv) to withdraw some or all of the Sub-plans; provided, however, that, in such a circumstance, the Debtors will not make any material changes listed in clauses (i) through (iv) without the consent of the Creditors’ Committee. Subject to the preceding sentence, the Debtors’ inability to confirm any Plan Consolidation or Sub-plan or the Debtors’ election to withdraw any Plan Consolidation or Sub-plan shall not impair the Confirmation of any other Plan Consolidation or Sub-plan or the consummation of any such Plan Consolidation or Sub-plan.

(b)   In the event that the Bankruptcy Court does not order one or both Plan Consolidations, after the Debtors have obtained the consent of the Creditors’ Committee for any material changes to the Plan listed in clauses (i) through (iv) in paragraph 2.4(a) above, (i) Claims against the relevant Debtors shall be treated as separate Claims with respect to the relevant Debtor’s Estate for all purposes, and such Claims shall be administered as provided in the applicable Sub-plan and (ii) the Debtors shall not, nor shall they be required to, re-solicit votes with respect to the Plan or any applicable Sub-plan, and such votes shall be counted as provided in Section 5.1 of the Plan.

Section 2.5.    Claims Against Multiple Consolidated Debtor Groups

If one or more Delta Debtors and one or more Comair Debtors are obligated for a given Claim, the holder thereof shall be deemed to have one Claim against the Delta Debtors and one Claim against the Comair Debtors for purposes of Confirmation and distributions. Notwithstanding the foregoing, if a holder of a Claim against one or more Delta Debtors and one or more Comair Debtors, by receiving two distributions as set forth in the preceding sentence, would receive distributions under this Plan with a value on the Effective Date in excess of 100% of such Claim, then the Debtors shall be authorized, without further notice or Bankruptcy Court approval, to reduce the distributions under the Plan that would otherwise be made on account of such Claim pro rata based on the relative amounts of such distributions, such that the holder will not receive value on the Effective Date in excess of 100% of such Claim.

Section 2.6.    Allocation of Plan Shares

In connection with this Plan, Reorganized Delta will issue, or reserve for issuance, the Plan Shares.

The Plan Shares will be divided into the Delta Allocation and the Comair Allocation based on the mid-point of the equity valuation range for the Comair Debtors (i.e., $730 million) relative to the mid-point of the equity valuation range for the Delta Debtors (i.e., $10 billion), each as described further in Section 6.3 of the Disclosure Statement and in Appendix B to the Disclosure Statement.

The Delta Allocation shall be reduced by the number of shares of New Delta Common Stock that will be issuable under the Compensation Programs at or contemporaneously with the Effective Date, not subject to vesting or other restrictions, to derive the Delta Unsecured Allocation. The Comair Allocation, however, will not be subject to such a reduction. Therefore, the Comair Unsecured Allocation will be the same as the Comair Allocation.

Section 2.7.	Confirmation in the Event of Rejection of the Plan by One or More Impaired Classes of Claims Against the Comair Debtors

(a)   If any Impaired Class of Claims against the Comair Debtors entitled to vote on this Plan shall not accept the Plan by the requisite statutory majority required by section 1126(c) of the Bankruptcy Code, then the Debtors may take any of the actions specified in (i) Section 5.5 of the Plan (with any necessary consent of the Creditors’ Committee as specified therein), including proceeding to confirm the Plan under section 1129(b) of the Bankruptcy Code or (ii) Section 15.2 of the Plan (with any necessary consent of the Creditors’ Committee as specified therein), including delaying the effectiveness of the Plan with respect to the Comair Debtors and proceeding with Confirmation of this Plan solely with respect to the Delta Debtors and without re-soliciting votes of the Creditors of the Delta Debtors.

(b)   If the Delta Debtors elect to proceed under Section 15.2 of the Plan as described above, then:

(i)  All Plan Shares allocated to the Comair Allocation pursuant to Section 2.6 of the Plan shall be re-allocated to the Delta Allocation;

(ii)  Subject to the reservation of rights in clause (iii) below, Intercompany Claims between Comair Debtors and Delta Debtors will receive the same treatment as similar pre-petition third-party Claims;

(iii)  Each of the Delta Debtors and the Comair Debtors will retain the respective rights and remedies available to them with respect to any executory contracts and unexpired leases between them;

(iv)  All provisions in the Plan relating to the Comair Debtors, including distributions to the Creditors of the Comair Debtors, shall have no legal effect; and

(v)  The Comair Debtors may seek further extensions of the exclusivity period under section 1121 of the Bankruptcy Code, elect to file amendments to the Plan in the form of stand-alone supplements or plans of reorganization or otherwise (but which shall, in any case, be considered amendments to the Plan) and seek Confirmation of the Plan (as may be amended from time to time) solely with respect to the Comair Debtors.

ARTICLE 3
TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

Section 3.1.    Treatment of Administrative Claims

(a)   DIP Facility Claims

All DIP Facility Claims shall be Allowed as provided in the DIP Order. On or prior to the Effective Date, in complete satisfaction of such Claims, each DIP Facility Claim shall be paid in full in Cash; provided, however, that to the extent that, as of the Effective Date, any Excluded DIP Obligation remains contingent and has not been paid in full in Cash, then any such obligation shall survive the occurrence of the Effective Date, and the payment on such date of the DIP Facility Claims shall in no way affect or impair the obligations, duties and liabilities of the Debtors or the rights of the Administrative Agent and the Lenders (as defined in the DIP Facility) relating to any Excluded DIP Obligations, the performance of which is required after the Effective Date.

Contemporaneously with all amounts owing in respect of principal included in the DIP Facility Claims, interest accrued thereon to the date of payment and fees, expenses and non-contingent indemnification obligations as required by the DIP Facility and arising prior to the Effective Date being paid in full in Cash: (i) the DIP Facility and the “Loan Documents” referred to therein shall (subject to the proviso in the immediately preceding paragraph) automatically terminate, in each case without further action by the DIP Agent or DIP Lenders, (ii) all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or DIP Lenders, (iii) all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Facility Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or DIP Lenders and (iv) in accordance with the DIP Facility, outstanding letters of credit issued under the DIP Facility will either be (x) collateralized with Cash in an amount equal to 105% of the aggregate face amount of all such outstanding letters of credit, (y) canceled and returned along with all guarantees thereof or (z) supported by stand by letters of credit of like tenor and duration (plus 30 additional days) in an amount equal to 105% of the face amount of each such outstanding letter of credit and subject to such terms and conditions as shall be satisfactory to the DIP Agent. The DIP Agent and DIP Lenders shall take all reasonable actions to effectuate and confirm such termination, release and discharge as requested by the Debtors or the Reorganized Debtors.

(b)   Amex Post-Petition Facility Claims

All Amex Post-Petition Facility Claims shall be Allowed as provided in the DIP Order. In complete satisfaction of the Amex Post-Petition Facility Claims, on or prior to the Effective Date, but in no event later than the date of payment of the DIP Facility Claim, (i) all amounts owing in respect of principal included in the Amex Post-Petition Facility Claims, interest accrued thereon, professional fees and expenses and non-contingent indemnification obligations as required by the Amex Post-Petition Facility and arising prior to the Effective Date shall be paid in full and in Cash and (ii) any excise taxes prepaid by Amex in connection with the making of the “Bankruptcy Loan” referred to in the Amex Post-Petition Facility and not repaid by Delta or otherwise recovered by Amex as contemplated by the Amex Post-Petition Facility (the “Remaining Pre-Paid Excise Taxes”) shall be paid in full in Cash. From and after the Effective Date, the Card Service Agreement, the Co-Branded Card Agreement, the MR Agreement, the Corporate Card Agreement and the Purchasing Card Agreement (each as defined in the Amex Agreements Assumption Order; together, the “Amex Agreements”), each in such form and substance as in effect immediately prior to the Effective Date, shall continue to be in effect, except to the extent set forth in the paragraph immediately below; provided that the Debtors agree not to make any amendments to the Amex Agreements prior to the Effective Date that are outside of the ordinary course of business without Bankruptcy Court approval.

Without limiting the foregoing, upon the later of (x) the Effective Date and (y) the date on which all principal of the Amex Post-Petition Facility Claims, interest accrued thereon, professional fees and expenses and non-contingent indemnification obligations as required by the Amex Post-Petition Facility and arising prior to the Effective Date and any Remaining Pre-Paid Excise Taxes are paid in full in Cash: (i) the Amex Post-Petition Facility and the “Other Documents” referred to therein shall automatically terminate, except that any obligation under any provision that, pursuant to Section 14.7 of each Amex Post-Petition Facility, survives the termination of such Amex Post-Petition Facility and has not been satisfied in full on or prior to the Effective Date shall survive the occurrence of the Effective Date, (ii) all Liens on property of the Debtors and the Reorganized Debtors in favor of the Amex Entities (including, without limitation, any Liens arising out of, related to or securing the Amex Post-Petition Facility Claims and any Liens arising out of, related to or securing the Card Service Agreement, the Co-Branded Card Agreement and the MR Agreement) shall automatically terminate, and all collateral subject to such Liens shall be automatically released (provided, however, that nothing in this clause (ii) shall affect the rights, if any, of Amex under any Amex Agreement to offset, recoup or create a reserve or assert similar rights to the extent more particularly set forth in such agreements) and (iii) all guarantees of the Debtors and Reorganized Debtors in favor of the Amex Entities set forth in the Amex Post-Petition Facility shall be automatically discharged and released, in each case without further action by the Amex Entities. The Amex Entities shall take all reasonable actions requested by the Debtors or the Reorganized Debtors to effectuate and confirm such termination, discharge and release.

(c)   Other Administrative Claims

Each holder of an Allowed Other Administrative Claim shall be paid the full unpaid amount of such Allowed Other Administrative Claim in Cash.

For Allowed Other Administrative Claims that are Allowed as of the Effective Date, distributions shall be made on the Initial Distribution Date or as soon as practicable thereafter (or upon such other terms as may be agreed upon by such holder and the applicable Reorganized Debtor or otherwise ordered by the Bankruptcy Court). For Other Administrative Claims that are Allowed after the Effective Date, distributions shall be made on or as soon as practicable after the date of Allowance (or upon such other terms as may be agreed upon by such holder and the applicable Reorganized Debtor or otherwise ordered by the Bankruptcy Court).

Allowed Other Administrative Claims with respect to assumed agreements, liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases and non-ordinary course liabilities approved by the Bankruptcy Court shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business (or as otherwise approved by the Bankruptcy Court) in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

(d)   Professional Fee Claims

Each holder of a Professional Fee Claim shall be paid pursuant to the provisions of Section 8.1 hereof.

Section 3.2.    Treatment of Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) a single Cash distribution in an amount equal to such Allowed Priority Tax Claim, (b) equal Cash payments on the fifth and the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest compounded annually from the Effective Date on any outstanding balance calculated at a rate equal to the market yield on the Effective Date on U.S. Treasury securities at a five-year constant maturity, quoted on an investment basis, as reported by the Federal Reserve Board or (c) such other recovery as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Reorganized Debtors shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

ARTICLE 4
CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS

As summarized in Article 2 above, this Plan is predicated on the Delta Plan Consolidation and Comair Plan Consolidation. If one or both Plan Consolidations are not ordered pursuant to Article 2 of this Plan, the Claims and Interests against and in the Delta Debtors and Comair Debtors shall be classified, treated and voted as specified in that Article.

Section 4.1.    Classes

Summary of Classification and Treatment of
Claims and Interests in the Delta Debtors

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
1	Other Priority Claims against the Delta Debtors	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

2	Secured Aircraft Claims against the Delta Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
3	Other Secured Claims against the Delta Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

4	General Unsecured Claims against the Delta Debtors	New Delta Common Stock equal to pro rata share of Delta Unsecured Allocation.	62 - 78%†	Impaired	Entitled to Vote

†  The projected recovery ranges listed herein for Delta Class 4, Delta Class 5 and Delta Class 6 are estimates that are derived from the Financial Projections and other assumptions, including an estimated $14.2 billion of Unsecured Claims against the Delta Debtors, as more fully described in Section 6.3(b) of the Disclosure Statement and Appendix B attached thereto. The projected recoveries are based, in part, on the Debtors’ current expectations regarding lease rejections and Claims arising therefrom and are consistent with the assumptions in the business plans underlying the Financial Projections in Appendix D attached to the Disclosure Statement. These projected recoveries do not take into account shares of New Delta Common Stock to be issued under the Compensation Programs that are to be deducted from the Delta Allocation in calculating the Delta Unsecured Allocation; the deduction of such shares will cause the projected recoveries to be lower than those specified. Actual recoveries may be different than projected recoveries based upon, among other things, (x) the market price of the shares of New Delta Common Stock; (y) the dilutive or accretive effects of the issuance of shares of New Delta Common Stock by Reorganized Delta from time to time (including the dilutive effects of future issuances under the Compensation Programs) and (z) the actual amount of Allowed Claims against the Delta Debtors as the Debtors’ Claims objection and reconciliation process continues. As described elsewhere in this Plan and the Disclosure Statement, recoveries by holders of Unsecured Claims (other than Convenience Class Claims) against the Delta Debtors will be effectuated solely by distribution of shares of New Delta Common Stock from the Delta Unsecured Allocation; the Valuation Analyses upon which these projected recoveries are based are used to determine the number of Plan Shares included in the Delta Unsecured Allocation, as more fully described in Section 5.2(f) of the Disclosure Statement.

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
5	Non-Convenience Class Retiree Claims against Delta	New Delta Common Stock equal to pro rata share of Delta Unsecured Allocation; or, if requested on Ballot, Cash proceeds from sale of pro rata share of Delta Unsecured Allocation.[2]	62 - 78%†	Impaired	Entitled to Vote

6	Convenience Class Claims against the Delta Debtors	Cash determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Delta Debtors set forth in the Disclosure Statement.	62 - 78%†	Impaired	Entitled to Vote
7a	Interests in Delta	No distribution.	0%	Impaired	Deemed to Reject

7b	Interests in the Delta Subsidiary Debtors	Reinstatement of Interests.	Retained	Unimpaired	Deemed to Accept

8	Securities Litigation Claims against the Delta Debtors	No distribution.	0%	Impaired	Deemed to Reject

2  Delta reserves the right to determine, under certain circumstances and in consultation with the Creditors’ Committee, that a holder requesting Cash proceeds from the sale of its Delta Initial Pro Rata Share of the Delta Unsecured Allocation will instead receive its Delta Initial Pro Rata Share of the Delta Unsecured Allocation based on such Claim, as further described in Section 4.4.

Summary of Classification and Treatment of
Claims and Interests in the Comair Debtors

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
1	Other Priority Claims against the Comair Debtors	Payment in full in Cash; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

2	Secured Aircraft Claims against the Comair Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
3	Other Secured Claims against the Comair Debtors	Payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; payment of the proceeds of the sale or disposition of the Collateral securing such Claim to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render the Claim Unimpaired.	100%	Unimpaired	Deemed to Accept

4	General Unsecured Claims against the Comair Debtors	New Delta Common Stock equal to pro rata share of Comair Unsecured Allocation.	76-100%‡	Impaired	Entitled to Vote

5	Convenience Class Claims against the Comair Debtors	Cash determined with reference to the midpoint of the range of recovery estimates for General Unsecured Claims against the Comair Debtors set forth in the Disclosure Statement.	76-100%‡	Impaired	Entitled to Vote

‡  The projected recovery ranges listed herein for Comair Class 4 and Comair Class 5 are estimates that are derived from the Financial Projections and other assumptions, including an estimated $800 million of Unsecured Claims against the Comair Debtors, as more fully described in Section 6.3(b) of the Disclosure Statement and Appendix B attached thereto. The projected recoveries are based, in part, on the Debtors’ current expectations regarding lease rejections and Claims arising therefrom and are consistent with the assumptions in the business plans underlying the Financial Projections in Appendix D attached to the Disclosure Statement. Actual recoveries may be different than projected recoveries based upon, among other things, (x) the market price of the shares of New Delta Common Stock, (y) the dilutive or accretive effects of the issuance of shares of New Delta Common Stock by Reorganized Delta from time to time (including the dilutive effects of future issuances under the Compensation Programs) and (z) the actual amount of Allowed Claims against the Comair Debtors as the Debtors’ Claims objection and reconciliation process continues. As described elsewhere in this Plan and the Disclosure Statement, recoveries by holders of Unsecured Claims (other than Convenience Class Claims) against the Comair Debtors will be effectuated solely by distribution of shares of New Delta Common Stock from the Comair Unsecured Allocation; the Valuation Analyses upon which these projected recoveries are based are used to determine the number of Plan Shares included in the Comair Unsecured Allocation, as more fully described in Section 5.2(f) of the Disclosure Statement.

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan	Status	Voting Rights
6	Interests in the Comair Debtors	Reinstatement of Interests.	Retained	Unimpaired	Deemed to Accept
7	Securities Litigation Claims against the Comair Debtors	No distribution.	0%	Impaired	Deemed to Reject

Section 4.2.     Treatment of Claims and Interests

(a)   Delta Class 1 (Other Priority Claims against the Delta Debtors)

Except to the extent that the Delta Debtors and a holder of an Allowed Other Priority Claim against the Delta Debtors have agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim, or treatment in any other manner so that such Claim shall otherwise be rendered Unimpaired, on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Delta Debtor and the holder of such Claim.

(b)   Delta Class 2 (Secured Aircraft Claims against the Delta Debtors)

Except to the extent that the Delta Debtors and a holder of an Allowed Secured Aircraft Claim against any of the Delta Debtors agree to a different treatment (including, without limitation, pursuant to a Post-Petition Aircraft Agreement), in which case such holder shall be treated in a manner consistent with such agreement, each holder of an Allowed Secured Aircraft Claim against any of the Delta Debtors shall receive, at the election of the Delta Debtors, after approval by the Creditors’ Committee or the Post-Effective Date Committee (as applicable), which approval shall not unreasonably be withheld, and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Secured Aircraft Claim, one of the following treatments: (i) payment in Cash in the amount of the Allowed Secured Aircraft Claim, (ii) the legal, equitable and contractual rights of the holder with respect to such Allowed Secured Aircraft Claim shall be Reinstated, (iii) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Aircraft Claim to the extent of the value of the holder’s secured interest in such Collateral, (iv) a distribution of the Collateral securing such Allowed Secured Aircraft Claim or (v) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event the Delta Debtors satisfy a Secured Aircraft Claim under clause (i), (iii), (iv) or (v) above, the Liens securing such Secured Claim shall be deemed released without further action by any party.

Any distributions made pursuant to this Section 4.2(b) shall be made on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Delta Debtor and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Delta Class 2 (Secured Aircraft Claims against the Delta Debtors) as a single Class. This Class is actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(c)   Delta Class 3 (Other Secured Claims against the Delta Debtors)

Except to the extent that the Delta Debtors and a holder of an Allowed Other Secured Claim against any of the Delta Debtors agree to a different treatment, each holder of an Allowed Other Secured Claim against any of the Delta Debtors shall receive, at the sole option of the Delta Debtors and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments: (i) payment in Cash in the amount of such Allowed Other Secured Claim, (ii) the legal, equitable and contractual rights of the holder with respect to such Allowed Other Secured Claim shall be Reinstated, (iii) a distribution of the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such Collateral, (iv) a distribution of the Collateral securing such Allowed Other Secured Claim without representation or warranty by or recourse against the Debtors or Reorganized Debtors or (v) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event that the Delta Debtors satisfy an Other Secured Claim under clause (i), (iii), (iv) or (v) above, the Liens securing such Other Secured Claim shall be deemed released without further action by any party.

Any distributions made pursuant to this Section 4.2(c) shall be made on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Delta Debtor and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Delta Class 3 (Other Secured Claims against the Delta Debtors) as a single Class. This Class is actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(d)   Delta Class 4 (General Unsecured Claims against the Delta Debtors)

Except to the extent that the Delta Debtors and a holder of an Allowed General Unsecured Claim against any of the Delta Debtors agree to a different treatment (including, without limitation, pursuant to a Post-Petition Aircraft Agreement), each holder of an Allowed General Unsecured Claim against any of the Delta Debtors (including the holders of the ALPA Claim and the PBGC Claim) shall receive from Reorganized Delta, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (ii) the Distribution Date that is at least 20 calendar days after such General Unsecured Claim becomes an Allowed General Unsecured Claim, its Delta Initial Pro Rata Share of the Delta Unsecured Allocation based on such Claim.

If any shares of New Delta Common Stock remain in the Delta Disputed Claims Reserve after all Delta Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 9.4(c) of this Plan have been made, the Disbursing Agent shall, at the direction of Reorganized Delta, either effect a final distribution of or effect the orderly sale of such shares as set forth in Section 9.4(b)(i) of this Plan, so that each holder of an Allowed Delta General Unsecured Claim shall receive its Delta Final Pro Rata Share of those shares allocable to such Claim (or the actual Cash proceeds in lieu thereof, in the event of a sale) on or as soon as reasonably practicable after the Delta Final Distribution Date. Such final distribution, if any, together with the initial distribution set forth in the previous paragraph, shall be in full satisfaction, release and discharge of and in exchange for each Allowed General Unsecured Claim against any of the Delta Debtors.

(e)   Delta Class 5 (Non-Convenience Class Retiree Claims against Delta)

Except to the extent that the Delta Debtors and a holder of an Allowed Non-Convenience Class Retiree Claim against Delta agree to a different treatment, each holder of an Allowed Non-Convenience Class Retiree Claim against Delta shall receive from Reorganized Delta, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (ii) the Distribution Date that is at least 20 calendar days after such Non-Convenience Class Retiree Claim becomes an Allowed Non-Convenience Class Retiree Claim, its Delta Initial Pro Rata Share of the Delta Unsecured Allocation based on such Claim2 ; provided that such holder may request on its Ballot to instead have such New Delta Common Stock sold through Reorganized Delta’s use of its commercially reasonable efforts and, if such sale is effected, receive the appropriate amount of Cash proceeds of the sale in lieu of the foregoing distribution as soon as reasonably practicable after the completion of such sale; provided further that in certain circumstances and pursuant to the last paragraph of Section 4.4 of this Plan, Delta may determine not to effectuate any such sales and instead distribute shares to all holders of Allowed Non-Convenience Class Retiree Claims.

If any shares of New Delta Common Stock remain in the Delta Disputed Claims Reserve after all Delta Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 9.4(c) of this Plan have been made, the Disbursing Agent shall, at the direction of Reorganized Delta, either effect a final distribution of or effect the orderly sale of such shares as set forth in Section 9.4(b)(i) of this Plan, so that the holder of an Allowed Non-Convenience Class Retiree Claim shall receive its Delta Final Pro Rata Share of those shares allocable to such Claim (or the appropriate Cash proceeds in lieu thereof, in the event of a sale) on or as soon as reasonably practicable after the Delta Final Distribution Date; provided that those holders that requested to receive Cash in lieu of shares shall receive any final distribution in Cash if Reorganized Delta is able through commercially reasonable efforts to sell, on such holder’s behalf, the shares to which the holder would otherwise be entitled. Such final distribution, if any, together with the initial distribution set forth in the previous paragraph, shall be in full satisfaction, release and discharge of and in exchange for each Allowed Non-Convenience Class Retiree Claim against Delta.

3  In order to satisfy tax withholding obligations, the Reorganized Debtors will need to sell a portion of the New Delta Common Stock that would otherwise be issued to (or sold for) those retirees and employees who will received New Delta Common Stock under the Plan. Accordingly, the actual number of shares (or amount of Cash) distributed to retirees and employees will be reduced. See Section 4.4 of this Plan for more information.

(f)   Delta Class 6 (Convenience Class Claims against the Delta Debtors)

Except to the extent that the Delta Debtors and a holder of an Allowed Convenience Class Claim against any of the Delta Debtors agree to a different treatment, each holder of an Allowed Convenience Class Claim against any of the Delta Debtors shall receive from Reorganized Delta, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (ii) the Distribution Date that is at least 20 calendar days after such Convenience Class Claim becomes an Allowed Convenience Class Claim, in full satisfaction, release and discharge of and in exchange for such Claim, the Delta Convenience Class Distribution based on such Claim.

(g)   Delta Class 7a (Interests in Delta)

The holders of Interests in Delta shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Interests in Delta shall be cancelled and extinguished.

(h)   Delta Class 7b (Interests in the Delta Subsidiary Debtors)

Subject to the Roll-Up Transactions that may be effectuated pursuant to Section 6.2 hereof, the Interests in the Delta Subsidiary Debtors shall not be cancelled, but shall be Reinstated for the benefit of the respective Reorganized Debtor3  that is the holder thereof. The Interests in each Delta Subsidiary Debtor shall be Reinstated for the ultimate benefit of Reorganized Delta, in exchange for the agreement of Reorganized Delta to make distributions under the Plan to Creditors of the Delta Subsidiary Debtors and to use certain funds and assets, to the extent authorized in this Plan, to satisfy certain obligations of the Delta Subsidiary Debtors, including, without limitation, those owed to PBGC.

4  Aon Group, Inc.’s minority interest in Delta Benefits Management will also be Reinstated.

(i)    Delta Class 8 (Securities Litigation Claims against the Delta Debtors)

The holders of Securities Litigation Claims against the Delta Debtors shall not receive any distributions nor retain any property on account thereof pursuant to the Plan. The treatment of Securities Litigation Claims under this Plan is in accordance with, and gives effect to, section 510(b) of the Bankruptcy Code.

(j)   Comair Class 1 (Other Priority Claims against the Comair Debtors)

Except to the extent that the Comair Debtors and a holder of an Allowed Other Priority Claim against the Comair Debtors have agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, Cash in an amount equal to the Allowed amount of such Claim, or treatment in any other manner so that such Claim shall otherwise be rendered Unimpaired, on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Comair Debtor or Comair Debtors and the holder of such Claim.

(k)   Comair Class 2 (Secured Aircraft Claims against the Comair Debtors)

Except to the extent that the Comair Debtors and a holder of an Allowed Secured Aircraft Claim against any of the Comair Debtors agree to a different treatment (including, without limitation, pursuant to a Post-Petition Aircraft Agreement), in which case such holder shall be treated in a manner consistent with such agreement, each holder of an Allowed Secured Aircraft Claim against any of the Comair Debtors shall receive, at the election of the Comair Debtors, after approval by the Creditors’ Committee or the Post-Effective Date Committee (as applicable), which approval shall not unreasonably be withheld, and in full satisfaction, settlement, release and discharge of and, in exchange for such Allowed Secured Aircraft Claim, one of the following treatments: (i) payment in Cash in the amount of such Allowed Secured Aircraft Claim, (ii) the legal, equitable and contractual rights of the holder with respect to such Allowed Secured Aircraft Claim shall be Reinstated, (iii) the proceeds of the sale or disposition of the Collateral securing such Allowed Secured Aircraft Claim to the extent of the value of the holder’s secured interest in such Collateral, (iv) the Collateral securing such Allowed Secured Aircraft Claim or (v) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event the Comair Debtors satisfy a Secured Aircraft Claim under clause (i), (iii), (iv) or (v) above, the Liens securing such Secured Aircraft Claim shall be deemed released.

Any distributions made pursuant to this Section 4.2(k) shall be made on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Comair Debtor and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Comair Class 2 (Secured Aircraft Claims against the Comair Debtors) as a single Class. This Class is actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(l)   Comair Class 3 (Other Secured Claims against the Comair Debtors)

Except to the extent that the Comair Debtors and a holder of an Allowed Other Secured Claim against any of the Comair Debtors agree to a different treatment, each holder of an Allowed Other Secured Claim against any of the Comair Debtors shall receive, at the sole option of the Comair Debtors and in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, one of the following treatments: (i) payment in Cash in the amount of such Allowed Other Secured Claim, (ii) the legal, equitable, and contractual rights of the holder with respect to such Allowed Other Secured Claim shall be Reinstated, (iii) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such Collateral, (iv) the Collateral securing such Allowed Other Secured Claim without representation or warranty by or recourse against the Debtors or Reorganized Debtors or (v) such other distribution as necessary to satisfy the requirements of section 1124 of the Bankruptcy Code. In the event that the Comair Debtors satisfy an Other Secured Claim under clause (i), (iii), (iv) or (v) above, the Liens securing such Other Secured Claim shall be deemed released.

Any distributions made pursuant to this Section 4.2(l) shall be made on or as soon as reasonably practicable after the first Distribution Date occurring after the latest of (i) the Effective Date, (ii) the date at least 20 calendar days after the date such Claim becomes Allowed and (iii) the date for payment provided by any agreement between the applicable Comair Debtor and the holder of such Claim.

For convenience of identification, the Plan classifies the Allowed Claims in Comair Class 3 (Other Secured Claims against the Comair Debtors) as a single Class. This Class is actually a group of subclasses, depending on the Collateral securing each such Allowed Claim.

(m)   Comair Class 4 (General Unsecured Claims against the Comair Debtors)

Except to the extent that the Comair Debtors and a holder of an Allowed General Unsecured Claim against any of the Comair Debtors agree to a different treatment (including, without limitation, pursuant to a Post-Petition Aircraft Agreement or pursuant to an individual settlement agreement), each holder of an Allowed General Unsecured Claim against any of the Comair Debtors shall receive from Reorganized Delta, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (ii) the Distribution Date that is at least 20 calendar days after such General Unsecured Claim becomes an Allowed General Unsecured Claim, its Comair Initial Pro Rata Share of the Comair Unsecured Allocation based on such Claim.

If any shares of New Delta Common Stock remain in the Comair Disputed Claims Reserve after all Comair Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 9.4(c) of this Plan have been made, the Disbursing Agent shall, at the direction of Reorganized Delta, either effect a final distribution of or effect the orderly sale of such shares as set forth in Section 9.4(b)(ii) of this Plan, so that each holder of an Allowed Comair General Unsecured Claim shall receive its Comair Final Pro Rata Share of those shares allocable to such Claim (or the actual Cash proceeds in lieu thereof, in the event of a sale) on or as soon as reasonably practicable after the Comair Final Distribution Date. Such final distribution, if any, together with the initial distribution set forth in the previous paragraph, shall be in full satisfaction, release and discharge of and in exchange for each Allowed General Unsecured Claim against any of the Comair Debtors.

(n)   Comair Class 5 (Convenience Class Claims against the Comair Debtors)

Except to the extent that the Comair Debtors and a holder of an Allowed Convenience Class Claim against any of the Comair Debtors agree to a different treatment, each holder of an Allowed Convenience Class Claim against any of the Comair Debtors shall receive from Reorganized Delta, on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date (for Claims Allowed as of the Effective Date) and (ii) the Distribution Date that is at least 20 calendar days after such Convenience Class Claim becomes an Allowed Convenience Class Claim, in full satisfaction, release and discharge of and in exchange for such Claim, the Comair Convenience Class Distribution based on such Claim.

(o)   Comair Class 6 (Interests in the Comair Debtors)

Subject to the Roll-Up Transactions that may be effectuated pursuant to Section 6.2 hereof, the Interests in the Comair Debtors shall not be cancelled, but shall be Reinstated for the benefit of the respective Reorganized Debtor that is the holder thereof. The Interests in each Comair Debtor shall be Reinstated for the ultimate benefit of Reorganized Delta, in exchange for the agreement of Reorganized Delta to make distributions under the Plan to Creditors of the Comair Debtors and to use certain funds and assets, to the extent authorized in this Plan, to satisfy certain obligations of the Comair Debtors, including, without limitation, those owed to PBGC.

(p)   Comair Class 7 (Securities Litigation Claims against the Comair Debtors)

The holders of Securities Litigation Claims against the Comair Debtors shall not receive any distributions nor retain any property on account thereof pursuant to the Plan. The treatment of Securities Litigation Claims under this Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

Section 4.3.    Treatment of Intercompany Claims

(a)
Subject to Section 4.3(b), in accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Plan.  However, the Debtors, in their sole discretion, retain the right to eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise.

(b)
Intercompany Claims between the Comair Debtors and the Delta Debtors (other than trade payables and receivables and other current accounts, which will continue to be settled in the ordinary course consistent with past practice) will (i) for purposes of the Valuation Analyses and the division of the Plan Shares between the Delta Allocation and the Comair Allocation, receive the same treatment and recovery as similar third-party Claims (as more fully described in Appendix B to the Disclosure Statement) and (ii) vote in Delta Class 4 pursuant to section 1126(a) of the Bankruptcy Code, in each case regardless of any treatment of or action taken with respect to such Intercompany Claims for any other purpose, as contemplated by the last sentence of Section 4.3(a).

Section 4.4.    Compliance with Laws and Effects on Distributions

In connection with the consummation of the Plan, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by federal, state, local or foreign taxing authorities, and all distributions hereunder, whether in Cash, New Delta Common Stock or other property, will be subject to applicable withholding and reporting requirements.

In order to satisfy withholding tax obligations, the Reorganized Debtors will need to sell a portion of the New Delta Common Stock that would otherwise be issued to those employees and retirees of the Reorganized Debtors who will receive New Delta Common Stock under the Plan (those with Allowed Claims in Delta Class 4 or Comair Class 4 and those with Allowed Claims in Delta Class 5 who elect to receive New Delta Common Stock). The Reorganized Debtors will need to withhold and remit to tax authorities a portion of the Cash proceeds to satisfy withholding tax obligations for employees and retirees of the Reorganized Debtors with Allowed Claims in Delta Class 5 who request to have their shares of New Delta Common Stock sold (assuming Delta is able to effectuate such sale, as set forth herein). In order to satisfy withholding tax obligations, the Reorganized Debtors will also need to withhold and remit to tax authorities a portion of the Cash that would otherwise be disbursed to certain employees and retirees with Allowed Claims in Delta Class 6 or Comair Class 5.

All sales of New Delta Common Stock under the Plan, including those contemplated by the preceding paragraph, will be effected only in a manner complying with applicable securities laws. The structure and timing of such transactions may result in delays in effecting distributions to employees and retirees of the Reorganized Debtors (including distribution of the portion of the shares of New Delta Common Stock allocable to an Allowed Claim not required to be sold to satisfy withholding tax obligations). Depending on the aggregate number of shares of New Delta Common Stock to be sold as contemplated above and the manner of making such sales, as well as contemporaneous sales of New Delta Common Stock by other holders of Allowed Claims and other market conditions, among other factors, it may not be possible to effect such transactions other than at a significant discount to then-current market prices.

In the case of individuals with Allowed Claims in Delta Class 5 who have requested to have their shares of New Delta Common Stock sold as contemplated in Section 4.2(e), Delta reserves the right to determine, after consultation with the Creditors’ Committee, that the aggregate additional number of shares to be sold resulting from such elections cannot be sold through commercially reasonable efforts in an efficient and expeditious manner, or that the discount to anticipated market prices that would be required would be excessive, in which case each such holder, notwithstanding such election, would receive its Delta Initial Pro Rata Share of the Delta Unsecured Allocation based on such Claim (subject to applicable withholding). Delta will file a notice on or prior to the Effective Date disclosing whether it has made such determination.

ARTICLE 5
ACCEPTANCE OR REJECTION OF THE PLAN

Section 5.1.    Voting of Claims

Each holder of a Claim in an Impaired Class as of the Voting Record Date that is entitled to vote on the Plan pursuant to Article 4 of the Plan shall be entitled to vote to accept or reject the Plan as provided in the Approval Order or any other order of the Bankruptcy Court.

In the event the Bankruptcy Court does not approve the Delta Plan Consolidation and/or the Comair Plan Consolidation, after the Debtors have obtained the consent of the Creditors’ Committee for any material changes to the Plan listed in clauses (i) through (iv) of Section 2.4(a): (a) the Debtors shall not, and shall not be required to, re-solicit any votes with respect to the Plan, (b) the vote by a holder of a Claim shall be counted as a vote in a single, respective, separate Class with respect to the appropriate Sub-plan and (c) the vote by a holder of a Claim to accept or reject the Plan shall be deemed as the vote of the holder of such Claim to accept or reject the Sub-plan, as the case may be, in the single, respective, separate Class with respect to the appropriate Sub-plan.

Section 5.2.    Presumed Acceptance of Plan

Delta Class 1 (Other Priority Claims against the Delta Debtors), Delta Class 2 (Secured Aircraft Claims against the Delta Debtors), Delta Class 3 (Other Secured Claims against the Delta Debtors), Delta Class 7b (Interests in the Delta Subsidiary Debtors), Comair Class 1 (Other Priority Claims against the Comair Debtors), Comair Class 2 (Secured Aircraft Claims against the Comair Debtors), Comair Class 3 (Other Secured Claims against the Comair Debtors) and Comair Class 6 (Interests in the Comair Debtors) are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have accepted the Plan and the votes of such holders will not be solicited.

Section 5.3.    Presumed Rejection of Plan

Delta Class 7a (Interests in Delta), Delta Class 8 (Securities Litigation Claims against the Delta Debtors) and Comair Class 7 (Securities Litigation Claims against the Comair Debtors) shall not receive any distribution under the Plan on account of such Claims or Interests. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have rejected the Plan and the votes of such holders will not be solicited.

Section 5.4.    Acceptance by Impaired Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan. Delta Class 4 (General Unsecured Claims against the Delta Debtors), Delta Class 5 (Non-Convenience Class Retiree Claims against Delta), Delta Class 6 (Convenience Class Claims against the Delta Debtors), Comair Class 4 (General Unsecured Claims against the Comair Debtors) and Comair Class 5 (Convenience Class Claims against the Comair Debtors) are Impaired, and the votes of holders of Claims in such Classes will be solicited.

Section 5.5.    Nonconsensual Confirmation

If any Impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority required by section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to (a) with the consent of the Creditors’ Committee, re-classify any Claim or Interest, including re-classifying any Impaired Claim or Interest as Unimpaired, (b) amend the Plan in accordance with Article 15 of the Plan and/or (c) undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

ARTICLE 6
IMPLEMENTATION OF THE PLAN

Section 6.1.    Continued Corporate Existence

(a)   Except as otherwise provided in the Plan, each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, each with all the powers of a corporation, limited liability company or partnership, as applicable, under the laws of its respective jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

(b)   The Reorganized Subsidiary Debtors’ Certificates of Incorporation and Reorganized Subsidiary Debtors’ Bylaws in effect prior to the Effective Date, shall continue to be in effect after the Effective Date, except to the extent (i) a Reorganized Subsidiary Debtor ceases to exist pursuant to the Plan, (ii) a Reorganized Subsidiary Debtor’s Certificate of Incorporation or a Reorganized Subsidiary Debtor’s Bylaws is amended pursuant to the Plan or (iii) necessary or appropriate to effectuate the Roll-Up Transactions, if any, pursuant to Section 6.2 of this Plan.

Section 6.2.    Restructuring Transactions

(a)    On or after the Effective Date, the Reorganized Debtors may engage in or continue to enter into Roll-Up Transactions and may take such actions as may be necessary or appropriate to effect further corporate restructurings of their respective businesses, including actions necessary to simplify, reorganize and rationalize the overall reorganized corporate structure of the Reorganized Debtors. The transactions may include (i) dissolving various subsidiary companies, including certain of the Debtors, (ii) filing appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (iii) any other action reasonably necessary or appropriate in connection with the Roll-Up Transactions. In each case in which the surviving, resulting or acquiring Entity in any of these transactions is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan, including paying or otherwise satisfying the Allowed Claims to be paid by such Reorganized Debtor. Implementation of the Roll-Up Transactions shall not affect any distributions, discharges, exculpations, releases or injunctions set forth in this Plan.

(b)    The Debtors currently intend to implement the following Roll-Up Transactions as of the Effective Date: (i) DAL Aircraft Trading, Delta Corporate Identity, Delta Ventures III and Song will be merged into Delta and shall cease to exist as separate legal entities and (ii) Kappa Capital Management will be converted from a corporation to a limited liability company. However, the Debtors reserve the right to (i) not implement any or all of these Roll-Up Transactions and (ii) with the consent of the Creditors’ Committee, which consent shall not unreasonably be withheld, implement additional Roll-Up Transactions.

Section 6.3.    New Credit Facility

On or after the Effective Date, Reorganized Delta and certain of the Reorganized Subsidiary Debtors will enter into a new credit facility (the “New Credit Facility”) and will pay certain fees to the arrangers/bookrunners and the first-lien administrative agent thereunder. Reorganized Delta will use the New Credit Facility to repay the DIP Facility Claims and the Amex Post-Petition Facility Claims, to make other payments required under the Plan and to fund the post-reorganization operations of the Reorganized Debtors. The term sheet describing the New Credit Facility has been approved by the Creditors’ Committee and is attached to the Disclosure Statement as Appendix E thereto. The definitive documentation of the New Credit Facility shall be reasonably acceptable to the Creditors’ Committee.

Confirmation of the Plan shall constitute approval of the New Credit Facility (and all transactions contemplated thereby and obligations to be incurred by the Reorganized Debtors thereunder) and authorization for the applicable Reorganized Debtors to execute and deliver the New Credit Facility Documents and such other documents as the New Credit Facility Agents or the New Credit Facility Lenders may reasonably require to consummate the New Credit Facility.

Section 6.4.    New Delta ALPA Notes

No later than 120 calendar days after the Effective Date, Reorganized Delta shall issue the New Delta ALPA Notes, as and to the extent set forth in the Bankruptcy Restructuring Agreement; provided, however, that, pursuant to the Bankruptcy Restructuring Agreement, Reorganized Delta may distribute to the Initial Holder (as defined in the Bankruptcy Restructuring Agreement) Cash in lieu of all or any portion of the New Delta ALPA Notes.

Section 6.5.    PBGC Settlement Agreement; New Delta PBGC Notes

No later than seven Business Days after the Effective Date, Reorganized Delta shall issue the New Delta PBGC Notes for distribution to PBGC, as and to the extent set forth in the PBGC Settlement Agreement; provided, however, that pursuant to the PBGC Settlement Agreement, Reorganized Delta retains the right and, in certain circumstances, the obligation, to distribute Cash to PBGC in lieu of all or any portion of the New Delta PBGC Notes. In accordance with, and subject to the terms of, the PBGC Settlement Agreement, Reorganized Delta shall continue the Delta Retirement Plan and not discharge any liabilities with respect thereto; provided, however, that nothing in the Plan, the Confirmation Order or the PBGC Settlement Agreement shall be construed to (i) create or continue any funding liability or other obligation with respect to the Delta Retirement Plan not otherwise required or created under the Pension Protection Act upon the election of the alternative funding schedule provided for in section 402(a)(1) of such Act or (ii) change or modify the rules of section 402(e) or (f) of such Act. On or prior to the Effective Date, PBGC and Reorganized Delta will enter into a Registration Rights Agreement, in accordance with, and subject to the terms of, the PBGC Settlement Agreement.

The PBGC Settlement Agreement, and not the terms of the Plan, governs the terms and conditions agreed to by the parties thereto. Interested parties should consult the PBGC Settlement Agreement for a complete understanding of its terms. In the event of any inconsistency between the terms of the Plan and the PBGC Settlement Agreement, the PBGC Settlement Agreement shall govern and the terms of the Plan shall not be referenced to resolve interpretive disputes. Failure to describe in the terms of the Plan any provision of the PBGC Settlement Agreement shall not affect the enforceability of the PBGC Settlement Agreement.

Section 6.6.    Cancellation of Old Notes, Old Aircraft Securities and Old Stock

On the Effective Date, except to the extent otherwise provided herein, all notes, instruments, certificates and other documents evidencing (a) the Old Notes (excluding the Covered Municipal Bonds), (b) the Old Aircraft Securities as set forth on Schedule 6.6(a) and (c) the Old Stock shall be cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released and discharged; provided, however, that (i) with respect to Municipal Bonds not associated with either the Assumed Municipal Bond Agreements or the Clayton County Loan Agreements, the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released and discharged in exchange for the treatment provided under this Plan for Allowed Claims, if any, arising thereunder and (ii) the cancellations set forth in clauses (a), (b) and (c) and the satisfaction, release and discharge of the Debtors’ obligations with respect to Municipal Bonds not associated with either the Assumed Municipal Bond Agreements or the Clayton County Loan Agreements above shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such notes, instruments, certificates or other documents.  On the Effective Date, except to the extent otherwise provided herein, any indenture or similar agreement relating to any of the foregoing, including, without limitation, the Indentures, and any related note, guaranty or similar instrument of the Debtors (excluding the Municipal Bond Indentures associated with the Covered Municipal Bonds and any related note, guaranty or similar instrument of the Debtors associated with the Covered Municipal Bonds) shall be deemed to be cancelled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and discharged (A) with respect to all obligations owed by any Debtor under any such agreement and (B) except to the extent provided herein below, with respect to the respective rights and obligations of the Indenture Trustees under any Indenture against the holders of Old Notes Claims; provided, however, that, with respect to Municipal Bond Indentures associated with the Covered Municipal Bonds and any related note, guaranty or similar instrument of the Debtors associated with the Covered Municipal Bonds, the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released and discharged in exchange for the treatment provided under this Plan for Allowed Claims, if any, arising thereunder. Solely for the purpose of clause (B) in the immediately preceding sentence, only the following rights of each such Indenture Trustee shall remain in effect after the Effective Date:  (1) rights as trustee, paying agent and registrar, including, but not limited to, any rights to payment of fees, expenses and indemnification obligations, including, but not limited to, from property distributed under the Plan to such Indenture Trustee (but excluding any other property of the Debtors, the Reorganized Debtors or their respective estates), (2) rights relating to distributions to be made to the holders of the Old Notes by such Indenture Trustee from any source, including, but not limited to, distributions under this Plan (but excluding any other property of the Debtors, the Reorganized Debtors or their respective estates), (3) rights relating to representation of the interests of the holders of the Old Notes by such Indenture Trustee in the Chapter 11 Cases to the extent not discharged or released by this Plan or any order of the Bankruptcy Court and (4) rights relating to participation by such Indenture Trustee in proceedings and appeals related to this Plan. Notwithstanding the continued effectiveness of such rights after the Effective Date, such Indenture Trustee shall have no obligation to object to Claims against the Debtors or to locate certificated holders of Old Notes who fail to surrender their Old Notes in accordance with Section 7.2(d) of this Plan.

Notwithstanding the foregoing or any other provision contained herein, (a) the Debtors shall pay the reasonable fees and expenses (including reasonable counsel fees) incurred by The Bank of New York in its capacity as Indenture Trustee and (b) if there is a Final Order approving the Massport Motion, then the Massport Bonds, the Massport Trust Agreement and any Allowed Claim related thereto shall be treated in accordance with the terms of the Massport settlement agreement, and Delta will have no liability for payments with respect to the Massport Bonds (including under the guaranty by Delta, which guaranty shall be extinguished).

Section 6.7.    Issuance of New Delta Plan Securities; Execution of Related Documents

On or as soon as reasonably practicable after the Effective Date (or as otherwise specifically set forth herein), Reorganized Delta shall issue all securities, notes, instruments, certificates and other documents that Reorganized Delta is required to issue hereunder or under any Post-Petition Aircraft Agreement, including, without limitation, the New Delta Plan Securities, each of which shall be distributed as provided herein. Reorganized Delta shall execute and deliver such other agreements, documents and instruments, including the Registration Rights Agreements, as applicable.

Section 6.8.    Section 1145 Exemption

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Delta Plan Securities and any securities issued or to be issued pursuant to or in connection with a Post-Petition Aircraft Agreement will each be exempt from registration under the Securities Act.

Section 6.9.    Hart-Scott-Rodino Compliance

Any shares of New Delta Common Stock to be distributed under the Plan to any Person or Entity required to file a “Premerger Notification and Report Form” under the HSR Act, shall not be distributed until the notification and waiting periods applicable under such Act to such Person or Entity shall have expired or been terminated.

Section 6.10.    Listing

Reorganized Delta shall use commercially reasonable efforts to cause the New Delta Common Stock to be listed on either the New York Stock Exchange or NASDAQ on or before the Effective Date. However, Reorganized Delta shall have no liability if it is unable to do so. Persons receiving distributions of New Delta Plan Securities by accepting such distributions shall be deemed to have agreed to cooperate with Reorganized Delta’s reasonable requests to assist it in its efforts to list the New Delta Common Stock on either the New York Stock Exchange or NASDAQ.

Section 6.11.    Restrictions on the Transfer of New Delta Common Stock to Protect NOLs

To reduce the risk of adverse federal income tax consequences after the Effective Date resulting from an ownership change (as defined in section 382 of the Internal Revenue Code), the New Delta Certificate of Incorporation will restrict certain transfers of the New Delta Common Stock without the consent of the New Delta Board for two years after the Effective Date, subject to extension for up to three additional years if the New Delta Board determines in its reasonable discretion that such extension is necessary to preserve the value of Delta’s NOLs. These restrictions generally will provide that, except as may be otherwise agreed to by the New Delta Board, any attempted transfer of New Delta Common Stock prior to the expiration of the term of the transfer restrictions will be prohibited and void if such transfer would cause the percentage of New Delta Common Stock that such transferee or any other person owns or would be treated as owning (applying specified computational rules) to increase to 4.95% or above, or where the transfer would cause an increase in such ownership percentage from 4.95% or above to a greater ownership percentage. Absent a contrary decision by Delta and the Creditors’ Committee, the New Delta Certificate of Incorporation will also contain similar provisions restricting the ability of persons who own or would be treated as owning 5% or more of the outstanding New Delta Common Stock (applying specified computational rules) to dispose of their shares without the consent of the New Delta Board during the term of the transfer restrictions. Any restrictions on proposed transfers by such a shareholder will not apply to any sales of New Delta Common Stock by PBGC, the Savings Plan or any other qualified plan for Delta employees.

The transfer restrictions will not apply to certain transactions approved by the New Delta Board. In the case of a proposed transfer by a person who owns or would be treated as owning 5% or more of the outstanding New Delta Common Stock, the New Delta Board will not unreasonably withhold its approval where such transfer is structured in a manner that the New Delta Board determines, in its reasonable judgment, minimizes the “owner shift” required to be taken into account for purposes of section 382 of the Internal Revenue Code as a result of such transfer and any subsequent transfers by the transferor and its affiliates. In assessing whether proposed transfers are so structured, the New Delta Board will apply the Treasury Regulations under section 382 of the Internal Revenue Code, including but not limited to Treasury Regulations Sections 1.382-2T(g)(5) and 1.382-2T(k). For the avoidance of doubt, the New Delta Board may withhold approval of any such proposed transfer that it determines will result in a material risk of adverse effect on Delta’s ability to utilize its NOLs.

Any transfer of New Delta Common Stock that would otherwise be prohibited shall nonetheless be permitted if such transfer is pursuant to any transaction, including but not limited to a merger or consolidation, in which all holders of New Delta Common Stock, receive, or are offered the same opportunity to receive, cash or other consideration for all such New Delta Common Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of New Delta Common Stock.

Section 6.12.    Compensation Programs

On the Effective Date or as soon as practicable thereafter, the Debtors shall implement each of the Compensation Programs pursuant to the terms thereof. The terms of such Compensation Programs shall be set forth in a Plan Supplement, which shall be filed no later than 20 calendar days before the Voting Deadline. The definitive documentation of the Compensation Programs shall be reasonably acceptable to the Creditors’ Committee.

ARTICLE 7
PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1.    Disbursing Agent

The Disbursing Agent shall make all distributions required under this Plan, except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed complete upon delivery to the appropriate Servicer; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions to the extent reasonably practicable to do so. The DIP Agent, the Amex Entities and the Indenture Trustees will be considered Servicers for the DIP Facility Claims, the Amex Post-Petition Facility Claims and the Claims related to the Indentures, respectively.

The Reorganized Debtors shall be authorized, without further Bankruptcy Court approval, to reimburse any Servicer for their reasonable and customary servicing fees and expenses incurred in providing post-petition services directly related to distributions pursuant to the Plan. These reimbursements will be made on terms agreed to with the Reorganized Debtors and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions from a Servicer. Notwithstanding the foregoing, each Indenture Trustee acting as a Servicer will retain its rights under any charging lien with respect to any such amounts not agreed to be paid by the Reorganized Debtors under this Section 7.1.

Section 7.2.    Timing and Delivery of Distributions

(a)   Timing

Subject to any reserves or holdbacks established pursuant to the Plan, and taking into account the matters discussed in Section 4.4 of the Plan, on the appropriate Distribution Date or as soon as practicable thereafter, holders of Allowed Claims against the Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date. Distributions on account of Unsecured Claims Allowed as of the Effective Date shall be made on or as soon as reasonably practicable after the Initial Distribution Date.

If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in this Plan on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after the Allowance of each such Claim; provided, however, that distributions on account of the Claims set forth in Article 3 of this Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after their Allowance. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Dates.

(b)   De Minimis Distributions

Notwithstanding any other provision of this Plan, none of the Reorganized Debtors, the Disbursing Agent nor any Servicer shall have any obligation to make a particular distribution to a specific holder of an Allowed Claim on an Initial Distribution Date or an Interim Distribution Date if (i) such Allowed Claim has an economic value less than $250 and (ii) such holder is also the holder of a Disputed Claim.

Notwithstanding any other provision of this Plan, the Reorganized Debtors reserve the right in their sole discretion to distribute (or to direct the Disbursing Agent or any Servicer to distribute) Cash to the holder of an Allowed Claim in respect of any distribution that has an economic value less than $250 and that would otherwise receive New Delta Common Stock on account of such Claim. Such Cash distribution (which shall be equal to the value of the New Delta Common Stock that the holder would otherwise have received) shall be in full satisfaction, release and discharge of and in exchange for any such Claim.

Notwithstanding any other provision of this Plan, none of the Reorganized Debtors, the Disbursing Agent nor any Servicer shall have any obligation to make any distributions under this Plan with a value of less than $50, unless a written request therefor is received by the Reorganized Debtors from the relevant recipient at the addresses set forth in Section 17.13 hereof.

Notwithstanding any other provision of this Plan, none of the Reorganized Debtors, the Disbursing Agent nor any Servicer shall have any obligation to make any distribution to any holder of an Allowed Claim on a particular Interim Distribution Date if the aggregate economic value of all distributions authorized to be made to all holders of Allowed Claims on such Interim Distribution Date is less than $10,000,000.

(c)	Delivery of Distributions – Allowed Claims Not Relating to Old Notes Being Cancelled Under the Plan

With respect to holders of Allowed Claims not relating to Old Notes being cancelled under this Plan, distributions shall only be made to the record holders of such Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, Disbursing Agent, mortgagees, other Servicers and each of the foregoing’s respective agents, successors and assigns with respect to Claims not relating to Old Notes being cancelled under this Plan shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under this Plan. The Debtors, Reorganized Debtors, Disbursing Agent, mortgagees, other Servicers and all of their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from this Plan (or for any other purpose), any Claims, other than those relating to Old Notes being cancelled under this Plan, that are transferred after the Distribution Record Date. Instead, they shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under this Plan or the date of such distributions. Furthermore, if a Claim other than one based on a publicly traded note, bond or debenture (as set forth in Bankruptcy Rule 3001(e)) is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a holder of an Allowed Claim, other than an Allowed Claim relating to an Old Note being cancelled under this Plan, that is entitled to receive a distribution pursuant to this Plan, the Disbursing Agent or the Servicers, as applicable, may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a distribution to a holder of an Allowed Claim, other than an Allowed Claim relating to an Old Note being cancelled under this Plan, may be made by the Disbursing Agent, in its sole discretion: (i) to the address set forth on the first page of the Proof of Claim filed by such holder (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (ii) to the address set forth in any written notice of an address change delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) to the address set forth on the Schedules filed with the Bankruptcy Court, if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of an address change, (iv) in the case of a holder whose Claim is governed by an agreement and administered by a Servicer, to the address contained in the official records of such Servicer or (v) at the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf.

Except to the extent otherwise provided in this Plan, distributions on account of Allowed Claims, if any, made under this Plan to an Indenture Trustee of a Municipal Bond Indenture shall be made on or as soon as reasonably practicable after the applicable Distribution Date; provided, however, that such Indenture Trustee shall be entitled to make subsequent distributions to beneficial holders of Municipal Bonds in accordance with the terms of the applicable Municipal Bond Documents.

(d)	Delivery of Distributions – Allowed Claims Relating to Old Notes; Surrender of Cancelled Instruments or Securities

Subject to the provisions of Section 6.6 of this Plan, with respect to holders of Allowed Claims relating to Old Notes, distributions shall only be made to holders of such Allowed Claims who surrender their Old Notes in accordance with the provisions of this Section 7.2(d):

(i) With respect to any holder of an Allowed Claim relating to an Old Note (other than certificated securities in global form held in the name of Cede & Co. as nominee for DTC and in the custody of Cede & Co., DTC or an Indenture Trustee), such holder shall either (x) surrender such Old Note to the Disbursing Agent or (y) with respect to an Old Note that is governed by an agreement and administered by a Servicer, surrender such Old Note to the respective Servicer (along with a letter of transmittal to be provided by the Servicer), and such Old Note shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any holder of an Allowed Claim relating to an Old Note (other than certificated securities in global form held in the name of Cede & Co. as nominee for DTC and in the custody of Cede & Co., DTC or an Indenture Trustee) unless and until such Old Note is received by the Disbursing Agent or the appropriate Servicer. In the event of the loss, theft or destruction of an Old Note not held through DTC, the unavailability of such Old Note must be reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer, including by executing and delivering (x) an affidavit of loss setting forth the unavailability of the Old Note or promissory note, as applicable, reasonably satisfactory to the Disbursing Agent or the respective Servicer and (y) such additional security or indemnity as may be reasonably required. A distribution to a holder of an Allowed Claim relating to an Old Note (other than certificated securities in global form held in the name of Cede & Co. as nominee for DTC and in the custody of Cede & Co., DTC or an Indenture Trustee) may be made by the Disbursing Agent, in its sole discretion: (x) to the address of the holder thereof or (y) to the address indicated in any letter of transmittal submitted to the Servicer by a holder.

(ii) With respect to any holder of an Allowed Claim relating to an Old Note that is held in the name of, or by a nominee of, DTC, the Debtors shall seek the cooperation of DTC to provide appropriate instructions to the appropriate Servicer. No distribution of property hereunder shall be made to or on behalf of any holder of an Allowed Claim relating to an Old Note that is held in the name of, or by a nominee of, DTC, unless and until such appropriate instructions from DTC are received by the appropriate Servicer.

Any holder of an Allowed Claim relating to an Old Note who fails to surrender such Old Note in accordance with this Section 7.2(d) within one year after the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Old Note and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to Reorganized Delta, notwithstanding any federal or state escheat laws to the contrary.

Notwithstanding the foregoing, this Section 7.2(d) shall not apply to any Claims Reinstated pursuant to the terms of this Plan or any Claims relating to Old Notes not being cancelled under the Plan.

Section 7.3.    Manner of Payment under Plan

(a)   At the option of the Debtors, any Cash payment to be made hereunder may be made by check, wire transfer or any other customary payment method.

(b)   The Disbursing Agent shall make distributions of New Delta Common Stock or Cash as required under the Plan on behalf of the applicable Reorganized Debtor. Where the applicable Reorganized Debtor is a subsidiary of Reorganized Delta, Reorganized Delta shall be deemed to have made a direct or indirect capital contribution to the applicable Reorganized Debtor of an amount of New Delta Common Stock or Cash to be distributed to the Creditors of such Debtor, but only at such time as, and to the extent that, the amounts are actually distributed to holders of Allowed Claims. Any distributions of New Delta Common Stock or Cash that revert to Reorganized Delta or are otherwise cancelled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to Section 7.2) shall revest solely in Reorganized Delta and no other Reorganized Debtor shall have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

(c)   Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed General Unsecured Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest. For the avoidance of doubt, the preceding sentence does not apply to distributions made under the Plan to holders of Claims based on Municipal Bonds.

(d)   Compliance Matters

In connection with the Plan, each Debtor, each Reorganized Debtor and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state or local taxing authority and all distributions hereunder shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Debtor, each Reorganized Debtor and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms the Debtors believe are reasonable and appropriate. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

The Debtors reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and similar encumbrances.

(e)   Foreign Currency Exchange Rate

As of the Effective Date, any Unsecured Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, Eastern Edition, on the day after the Petition Date.

(f)   Fractional Shares

No fractional shares of New Delta Common Stock will be issued or distributed under this Plan. The actual distribution of shares of New Delta Common Stock on the Interim Distribution Dates and the Final Distribution Dates will be rounded to the next higher or lower whole number as follows: (i) fractions less than one-half (½) shall be rounded to the next lower whole number and (ii) fractions equal to or greater than one-half (½) shall be rounded to the next higher whole number. The total number of shares of New Delta Common Stock to be distributed herein will be adjusted as necessary to account for such rounding. No consideration will be provided in lieu of fractional shares that are rounded down.

Section 7.4.    Undeliverable or Non-Negotiated Distributions

If any distribution is returned as undeliverable, no further distributions to such Creditor shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified in writing of such holder’s then-current address, at which time the undelivered distribution shall be made to such holder without interest or dividends. Undeliverable distributions shall be returned to Reorganized Delta until such distributions are claimed. All distributions under the Plan that remain unclaimed for one year after the relevant Distribution Date shall indefeasibly revert to Reorganized Delta. Upon such reversion, the relevant Allowed Claim (and any Claim on account of missed distributions) shall be automatically discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the holder of the relevant Allowed Claim within the 120-calendar-day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically discharged and forever barred, and such funds shall revert to Reorganized Delta, notwithstanding any federal or state escheat laws to the contrary.

Section 7.5.    Claims Paid or Payable by Third Parties

(a)   Claims Paid by Third Parties

Except with respect to payments received on account of Municipal Bonds (except where expressly contrary to law), to the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to Reorganized Delta, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan.

The Claims Agent shall reduce in full or part a Claim on the official claims register, without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the Creditor receives payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor; provided, however, that to the extent the non-Debtor party making the payment is subrogated to the Creditor’s Claim, the non-Debtor party shall have a 30-calendar-day grace period to notify the Claims Agent of such subrogation rights.

(b)   Claims Payable by Third Parties

To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged (to the extent of any agreed-upon satisfaction) on the official claims register by the Claims Agent without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE 8
FILING OF ADMINISTRATIVE CLAIMS

Section 8.1.    Professional Fee Claims

(a)   Final Fee Applications

All final requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court by the date that is 60 calendar days after the Confirmation Date. Such requests shall be filed with the Bankruptcy Court and served as required by the Case Management Order; provided that if any Professional is unable to file its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy and an electronic copy to the Debtors’ attorneys at least three Business Days prior to the deadline, and the Debtors’ attorneys shall file such request with the Bankruptcy Court. The objection deadline relating to the final requests shall be 4:00 p.m. (prevailing Eastern Time) on the date that is 20 calendar days after the filing deadline. If no objections are timely filed and properly served in accordance with the Case Management Order with respect to a given request, or all timely objections are subsequently resolved, such Professional shall submit to the Bankruptcy Court for consideration a proposed order approving the Professional Fee Claim as an Allowed Administrative Claim in the amount requested (or otherwise agreed), and the order may be entered without a hearing or further notice to any party. The Allowed amounts of any Professional Fee Claims subject to unresolved timely objections shall be determined by the Bankruptcy Court at a hearing to be held no sooner than 10 calendar days after the objection deadline. Notwithstanding Section 7.2(a) of this Plan, distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

(b)   Payment of Interim Amounts

Professionals shall be paid pursuant to the “Monthly Statement” process set forth in the Interim Compensation Order with respect to all calendar months ending prior to the Confirmation Date.

(c)   Confirmation Date Fees

Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors may employ and pay all Professionals in the ordinary course of business (including with respect to the month in which the Confirmation Date occurred) without any further notice to, action by or order or approval of the Bankruptcy Court or any other party.

Section 8.2.    Other Administrative Claims

(a)   A notice setting forth the Other Administrative Claim Bar Date will be (i) filed on the Bankruptcy Court’s docket and (ii) posted on the Debtors’ case information website at www.deltadocket.com. No other notice of the Other Administrative Claim Bar Date will be provided.

(b)   All requests for payment of Other Administrative Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Section 8.1 of this Plan) must be filed with the Claims Agent and served on counsel for the Debtors by the Other Administrative Claim Bar Date. Any requests for payment of Other Administrative Claims pursuant to this Section 8.2 that are not properly filed and served by the Other Administrative Claim Bar Date shall not appear on the register of claims maintained by the Claims Agent and shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.

(c)   The Reorganized Debtors, in their sole and absolute discretion, may settle Other Administrative Claims in the ordinary course of business without further Bankruptcy Court approval; provided that, with respect to the settlement of any Other Administrative Claim relating to the lease or financing of Aircraft Equipment for an amount exceeding $10,000,000, the Reorganized Debtors (i) shall provide written notice of the terms of such settlement by e-mail, facsimile or overnight or hand delivery to the attorneys for the Post-Effective Date Committee and (ii) may then proceed with such settlement unless they receive a written objection (addressed to the attorneys for the Reorganized Debtors identified in such notice) by 4:00 p.m. (prevailing Eastern Time) on the day that is 10 calendar days from the date the Reorganized Debtors provide such written notice. If the Reorganized Debtors receive such an objection from the Post-Effective Date Committee, the parties will confer and attempt to resolve any differences. Failing that, the Reorganized Debtors may petition the Bankruptcy Court for approval of the settlement.

(d)   Unless the Debtors or the Reorganized Debtors object to a timely-filed and properly-served Other Administrative Claim by the Claims Objection Deadline, such Other Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Other Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Other Administrative Claim should be allowed and, if so, in what amount.

(e)   Notwithstanding the foregoing, requests for payment of Other Administrative Claims need not be filed with respect to Other Administrative Claims that (i) are for goods or services (other than those relating to the lease or financing of Aircraft Equipment) provided to the Debtors in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court (including, but not limited to, PBGC’s out-of-pocket costs and expenses, as defined and limited by section 14 of the PBGC Settlement Agreement, and the Administrative Claims arising under the Pre-Termination Stipulation and the Pre-Termination Order), (iii) arise under the DIP Facility or the Amex Post-Petition Facility, (iv) are for personal injury or wrongful death, (v) are required to be paid pursuant to Section 10.4(e), (vi) are for amounts owed by any of the Debtors under any of their assumed or post-petition insurance policies or related agreements with ACE American Insurance Company or its affiliates or (vii) are for Cure amounts.

ARTICLE 9
DISPUTED CLAIMS

Section 9.1.    Objections to Claims

(a)   The Reorganized Debtors shall be entitled to object to all Claims; provided, however, that the Reorganized Debtors shall not be entitled to object to any Claim that has been expressly allowed by Final Order or under the Plan. Any objections to Claims, whether filed by the Reorganized Debtors, the Post-Effective Date Committee (acting within its authorized rights and powers as provided by Section 17.5(d) hereof) or by any other party, shall be filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

(b)   Claims objections filed before, on or after the Effective Date shall be filed, served and administered in accordance with the Claims Objection Procedures Order (taking into account all carve-outs and exceptions to the Claims Objection Procedures Order, including, without limitation, with respect to Carve-Out Parties (as defined in the Claims Objection Procedures Order)) and, to the extent applicable, the Aircraft Claims Objection Procedures Order, both of which shall remain in full force and effect; provided, however, that, on and after the Effective Date, filings and notices related to the Claims Objection Procedures Order need only be served on the relevant claimants and otherwise as required by the Case Management Order.

Section 9.2.    Resolution of Disputed Claims

On and after the Effective Date, except with respect to those matters described in Section 17.5(d) hereof, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims without notice to or approval by the Bankruptcy Court or any other party.

Section 9.3.    Estimation of Claims and Interests

(a)   Contingent Claims, Unliquidated Claims and Disputed Claims

The Debtors may, in their sole and absolute discretion, determine, resolve and otherwise adjudicate Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’ choice having jurisdiction over the validity, nature or amount thereof. The Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim and the Debtors may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, however, that such limitation shall not apply to Claims estimated for voting purposes only in Section 9.3(b) below or Claims requested by the Debtors to be estimated for voting purposes only at $1. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

(b)   Non-Pilot Retiree Claims

By order dated October 19, 2006 (the “Section 1114 Approval Order”), the Bankruptcy Court approved (i) the Pilot Retiree Term Sheet between Delta and the Pilot Retiree Committee and (ii) the Non-Pilot Retiree Term Sheet between Delta and the Non-Pilot Retiree Committee, both with respect to consensual modifications to retiree benefits. In the Non-Pilot Retiree Term Sheet, Delta and the Non-Pilot Retiree Committee agreed to certain formulae and monthly amounts that would be used to calculate the Claims of individual non-pilot retirees (the “Non-Pilot Retiree Claims”).

Consistent with the Non-Pilot Retiree Term Sheet, Delta and the Non-Pilot Retiree Committee have agreed upon the Allowed amount of the Non-Pilot Retiree Claims that are presently capable of calculation. A portion of the Non-Pilot Retiree Claims are not currently capable of quantification because such Claims are based on the Confirmation Date. In the Non-Pilot Retiree Term Sheet, Delta and the Non-Pilot Retiree Committee agreed that any Claim not capable of precise calculation “shall be allowed for voting purposes, with an estimated Confirmation Date of June 2, 2007.” Consistent with the Non-Pilot Retiree Term Sheet, Delta has calculated that portion of the Non-Pilot Retiree Claims that are based upon the Confirmation Date (assuming a June 2, 2007 Confirmation Date) and has provided such calculations to the Non-Pilot Retiree Committee and its advisors, who have indicated their agreement with such calculations. As a result of such agreement, and consistent with the Non-Pilot Retiree Term Sheet, the Section 1114 Approval Order and sections 502 and 1114 of the Bankruptcy Code, Delta has requested that the Bankruptcy Court estimate such Claims for voting purposes only in such agreed amounts, without further notice to or action by any party or further opportunity to object.

Section 9.4.    Payments and Distributions with Respect to Disputed Claims

(a)   No Distributions Pending Allowance

Notwithstanding any other provision in the Plan, no payments or distributions shall be made with respect to a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim.

(b)   Disputed Claims Reserves

(i)    That portion of the Delta Unsecured Allocation that is not distributed in connection with the Initial Distribution Date pursuant to Article 4 of this Plan shall be held in reserve (the “Delta Disputed Claims Reserve”), together with all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on the Interim Distribution Dates and the Delta Final Distribution Date, as required by this Plan. The Disbursing Agent shall hold in the Delta Disputed Claims Reserve all dividends, payments and other distributions made on account of, as well as any obligations arising from, the property held in the Delta Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise, and such dividends, payments or other distributions shall be held for the benefit of holders of Delta Disputed Claims whose Claims are subsequently Allowed and holders of Delta Unsecured Claims who receive a distribution from the Delta Disputed Claims Reserve on the Delta Final Distribution Date. After all Delta Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 9.4(c) of this Plan have been made, the Disbursing Agent shall, at the direction of Reorganized Delta, either (x) effect a final distribution of the shares remaining in the Delta Disputed Claims Reserve or (y) effect the orderly sale of the shares remaining in the Delta Disputed Claims Reserve (so long as the aggregate market value of such shares does not exceed $200,000,000) and distribute the actual Cash proceeds, in each case as required by this Plan.

(ii)   That portion of the Comair Unsecured Allocation that is not distributed in connection with the Initial Distribution Date pursuant to Article 4 of this Plan shall be held in reserve (the “Comair Disputed Claims Reserve”), together with all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on Interim Distribution Dates and on the Comair Final Distribution Date, each as required by this Plan. The Disbursing Agent shall hold in the Comair Disputed Claims Reserve all dividends, payments and other distributions made on account of, as well as any obligations arising from, the property held in the Comair Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise, for the benefit of holders of Comair Disputed Claims whose Claims are subsequently Allowed and holders of Comair Unsecured Claims who receive a distribution from the Comair Disputed Claims Reserve on the Comair Final Distribution Date. After all Comair Disputed Claims have become either Allowed Claims or Disallowed Claims and all distributions required pursuant to Section 9.4(c) of this Plan have been made, the Disbursing Agent shall, at the direction of Reorganized Delta, either (x) effect a final distribution of the shares remaining in the Comair Disputed Claims Reserve or (y) effect the orderly sale of the shares remaining in the Comair Disputed Claims Reserve (so long as the aggregate market value of such shares does not exceed $20,000,000) and distribute the actual Cash proceeds, in each case as required by this Plan.

(iii)   Any New Delta Common Stock held under this Section 9.4(b) shall be deemed voted by the Disbursing Agent proportionally in the same manner as the rest of the New Delta Common Stock is voted.

(iv)   For federal income tax purposes, absent definitive guidance from the IRS or a contrary determination by a court of competent jurisdiction, the Disbursing Agent shall (i) treat each Disputed Claims Reserve as a discrete trust for federal income tax purposes (which trust may consist of separate and independent shares) in accordance with the trust provisions of the Internal Revenue Code (section 641, et seq.) and (ii) to the extent permitted by applicable law, report consistently with the foregoing characterization for state and local income tax purposes. All holders of Disputed Claims shall report, for income tax purposes, consistently with the foregoing.

(c)   Distributions After Allowance

(i)   To the extent that a Disputed Unsecured Claim, other than a Convenience Class Claim, becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the relevant Disputed Claims Reserve, distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Plan in accordance with Section 7.2(a) of this Plan. Subject to Section 9.6 of this Plan, all distributions made under this paragraph (i) on account of Allowed Claims will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the relevant Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim holders included in the applicable class.

(ii)   To the extent that a Convenience Class Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will distribute to the holder thereof the distribution, if any, to which such holder is entitled under this Plan in accordance with Section 7.2(a) and Section 9.6 of this Plan.

Section 9.5.    No Amendments to Claims

A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim after consultation with the Creditors’ Committee or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable non-bankruptcy law. On or after the Confirmation Date, the holder of a Claim (other than an Other Administrative Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court or the Debtors to file or amend a Claim. Any new or amended Claim (other than Claims filed by the Rejection Bar Date that are related to executory contracts or unexpired leases rejected pursuant to this Plan or an order of the Bankruptcy Court) filed after the Confirmation Date without such prior authorization will not appear on the register of claims maintained by the Claims Agent and will be deemed disallowed in full and expunged without any action required of the Debtors or the Reorganized Debtors and without the need for any court order.

Section 9.6.    No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the Plan, the Confirmation Order, the DIP Facility, the Amex Post-Petition Facility or a post-petition agreement in writing between the Debtors and the holder of a Claim, post-petition interest shall not accrue or be paid on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from and after the Effective Date; provided, however, that nothing in this Section 9.6 shall limit any rights of any governmental unit (as defined in section 101(27) of the Bankruptcy Code) to interest under sections 503, 506(b), 1129(a)(9)(A) or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

ARTICLE 10
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 10.1.    Rejection of Executory Contracts and Unexpired Leases

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each executory contract and unexpired lease to which any Debtor is a party shall be deemed automatically rejected by the Debtors effective as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is assumed, rejected or otherwise treated pursuant to Section 10.3 or Section 10.4 of the Plan, (iv) that is listed on Schedule 10.2(a), 10.2(b), 10.2(c) or 10.3(d) of the Plan or (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.  If an executory contract or unexpired lease either (x) has been assumed or rejected pursuant an order of the Bankruptcy Court entered prior to the Effective Date or (y) is the subject of a motion to assume or reject pending on the Confirmation Date, then the listing of any such executory contract or unexpired lease on the aforementioned Schedules shall be of no effect.

Section 10.2.    Schedules of Executory Contracts and Unexpired Leases

(a)   Schedules 10.2(a), 10.2(b), 10.2(c) and 10.3(d) of this Plan shall be filed by the Debtors as specified in Section 17.6 of this Plan as Plan Supplements and shall represent the Debtors’ then-current good faith belief regarding the intended treatment of all executory contracts and unexpired leases listed thereon, which treatment the Debtors at such time do not foresee changing; provided that only executory contracts and unexpired leases related to Aircraft Equipment may be listed on Schedule 10.2(c). Subject to the limitations set forth in Section 10.2(d) of this Plan, the Debtors reserve the right, on or prior to 3:00 p.m. on the Business Day immediately prior to the commencement of the Confirmation Hearing, (i) to amend Schedules 10.2(a), 10.2(b), 10.2(c) and 10.3(d) in order to add, delete or reclassify any executory contract or unexpired lease or amend a proposed assignment and (ii) to amend the Proposed Cure, in each case with respect to any executory contract or unexpired lease previously listed as to be assumed; provided that if the Confirmation Hearing is adjourned for a period of more than two consecutive calendar days, such amendment right shall be extended to 3:00 p.m. on the Business Day immediately prior to the rescheduled or continued Confirmation Hearing, and this proviso shall apply in the case of any and all subsequent adjournments of the Confirmation Hearing; provided further that with respect to Intercompany Contracts and agreements proposed to be rejected as of the above deadline, the Debtors reserve the right to make amendments at any time prior to Confirmation. Pursuant to sections 365 and 1123 of the Bankruptcy Code, and except with respect to executory contracts and unexpired leases as to which a Treatment Objection is properly filed and served by the Treatment Objection Deadline, (i) each of the executory contracts and unexpired leases listed on Schedules 10.2(a) and 10.3(d) shall be deemed assumed (and, if applicable, assigned) effective as of the Assumption Effective Date specified thereon and the Proposed Cure specified in the notice mailed to each Assumption Party shall be the Cure and shall be deemed to satisfy fully any obligations the Debtors might have with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code, (ii) each of the executory contracts and unexpired leases listed on Schedule 10.2(b) shall be deemed rejected effective as of the Rejection Effective Date specified thereon and (iii) the Reorganized Debtors may assume, assume and assign or reject any executory contract or unexpired lease relating to Aircraft Equipment that is listed on Schedule 10.2(c) by filing with the Bankruptcy Court and serving upon the relevant Deferred Party a Notice of Intent to Assume or Reject at any time before the Deferred Agreement Deadline; provided that if the Reorganized Debtors do not file a Notice of Intent to Assume or Reject by the Deferred Agreement Deadline with respect to any executory contract or unexpired lease listed on Schedule 10.2(c), such executory contract or unexpired lease shall be deemed rejected effective as of the 181st calendar day after the Effective Date.

(b)   The Debtors shall file initial versions of Schedules 10.2(a), 10.2(b), 10.2(c) and 10.3(d) and any amendments thereto with the Bankruptcy Court and shall serve all notices thereof only on (i) the relevant Assumption Parties, Rejection Parties and Deferred Parties and (ii) solely to the extent that the executory contracts and unexpired leases affected thereby are within the Post-Effective Date Committee’s purview, as provided in Section 17.5(d) hereof, the Post-Effective Date Committee. With respect to any executory contract or unexpired lease first listed on Schedule 10.2(b) later than the date that is 10 calendar days prior to the Voting Deadline, the Debtors shall use their best efforts to notify the applicable Rejection Party promptly of such proposed treatment via facsimile, email or telephone at any notice address or number included in the relevant executory contract or unexpired lease or as otherwise timely provided in writing to the Debtors by any such counterparty or its counsel.

(c)   With respect to any executory contracts or unexpired leases first listed on Schedule 10.2(b) later than the date that is 10 calendar days before the Voting Deadline, affected Rejection Parties shall have five calendar days from the date of such amendment to Schedule 10.2(b) to object to Confirmation of this Plan. With respect to any executory contracts or unexpired leases first listed on Schedule 10.2(b) later than the date that is five calendar days prior to the Confirmation Hearing, affected Rejection Parties shall have until the Confirmation Hearing to object to Confirmation of this Plan.

(d)   The listing of any contract or lease on Schedule 10.2(a), 10.2(b), 10.2(c) or 10.3(d) is not an admission that such contract or lease is an executory contract or unexpired lease. The Debtors and the applicable counterparties to such contract or lease (which, with respect to a Municipal Bond Agreement, shall include the relevant Indenture Trustee) (together with the Debtors, the “Recharacterization Parties”) reserve the right to assert that any of the agreements listed on Schedule 10.2(a), 10.2(b), 10.2(c) or 10.3(d) are not executory contracts or unexpired leases. However, except with respect to any agreements for which a Recharacterization Party both (i) expressly reserves such right in a notice filed with the Bankruptcy Court and served on any parties listed thereon no later than 10 calendar days prior to the Voting Deadline and (ii) files an action based on such right prior to the date that is 60 calendar days after the Effective Date (unless required by the Plan to file such an action at an earlier date), each of the Recharacterization Parties shall be deemed to have waived, as of the Effective Date, any rights they may have to seek to recharacterize any leases as financing agreements. Any Indenture Trustee associated with a Municipal Bond Agreement with respect to which the Debtors file a notice reserving their rights to commence or continue a recharacterization proceeding pursuant to this Section 10.2(d) shall have until the later of 30 calendar days after (A) the entry of a Final Order by the Bankruptcy Court determining the amount of any Secured Claim (if any) related to such Municipal Bond Agreement and (B) the date that the Debtors inform such Indenture Trustee of the distribution (if any) the Debtors intend to make on account of such Claim pursuant to Section 4.2(c) or Section 4.2(l) of this Plan, to make an election under section 1111(b) of the Bankruptcy Code; provided, however, that no distributions under the Plan shall be made on account of any Claims relating to Municipal Bond Agreements for which the section 1111(b) election is so extended until (x) the election has been made or waived by the filing of a notice with the Bankruptcy Court or (y) the time for making such election has passed.

Section 10.3.   Categories of Executory Contracts and Unexpired Leases to be Assumed

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each of the executory contracts and unexpired leases within the following categories shall be deemed assumed as of the Effective Date (and the Proposed Cure with respect to each shall be zero dollars), except for any executory contract or unexpired lease (a) that has been previously assumed or rejected pursuant to an order of the Bankruptcy Court, (b) that is the subject of a motion to assume or reject pending on the Confirmation Date, (c) that is listed on Schedule 10.2(a), 10.2(b), 10.2(c) or 10.3(d), (d) that is otherwise expressly assumed or rejected pursuant to the terms of this Plan or (e) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline.

(a)   Customer Programs, Foreign Agreements, Insurance Plans, Intercompany Contracts, Interline Agreements, Letters of Credit, Surety Bonds and Workers’ Compensation Plans

Subject to the terms of the first paragraph of this Section 10.3, each Customer Program, Foreign Agreement, Insurance Plan, Intercompany Contract, Interline Agreement, Letter of Credit (to the extent not refinanced by the New Credit Facility), Surety Bond and Workers’ Compensation Plan shall be deemed assumed effective as of the Effective Date. Nothing contained in this Section 10.3(a) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ Insurance Plans. Except as provided in the previous sentence, all Proofs of Claim on account of or in respect of any agreement covered by this Section 10.3(a) shall be deemed withdrawn automatically and without any further notice to or action by the Bankruptcy Court.

(b)   Certain Indemnification Obligations

Each Indemnification Obligation to a director, officer or employee that was employed by any of the Debtors in such capacity on or after the Petition Date shall be deemed assumed effective as of the Effective Date; provided that any Indemnification Obligation contained in an Employee Agreement that is rejected pursuant to Section 10.4 shall also be deemed rejected. Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been filed with respect to such obligations and (iv) survive Unimpaired and unaffected irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Notwithstanding anything contained in this Plan, the Reorganized Debtors may in their sole discretion (but have no obligation to) honor each Indemnification Obligation to a director, officer or employee that was no longer employed by any of the Debtors in such capacity on or after the Petition Date, unless such obligation (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Confirmation Date, (iii) is listed on Schedule 10.2(b) or (iv) is otherwise expressly rejected pursuant to the terms of the Plan or any Notice of Intent to Assume or Reject.

(c)   Collective Bargaining Agreements

Subject to the terms of the first paragraph of this Section 10.3, each Collective Bargaining Agreement, as amended, shall be deemed assumed effective as of the Effective Date; provided, however, that nothing in this Section or otherwise in the Plan shall be deemed to effect an assumption of any pension plan, retirement plan, savings plan, health plan or other employee benefit plan rejected, discontinued, terminated or for which the authority to effectuate the foregoing was granted or the determination was made by the Bankruptcy Court that the Debtors could not successfully reorganize without the foregoing being effected during the Chapter 11 Cases. The consideration, if any, set forth in the Section 1113 Restructuring Agreements shall be the sole consideration for, and shall be deemed to satisfy, all Claims and Interests arising under the relevant Collective Bargaining Agreements (including all predecessors thereto). Upon assumption of the Collective Bargaining Agreements, the following Proofs of Claim shall be deemed withdrawn, disallowed and forever barred from assertion automatically and without any further notice to or action, order or approval of the Bankruptcy Court: (i) all Proofs of Claim filed by the Debtors’ Unions (except as set forth below) and (ii) all Proofs of Claim filed by Union-represented employees pertaining, in each case, to rights collectively bargained for or disposed of pursuant to the Collective Bargaining Agreements, including, without limitation, Claims on account of grievances, reinstatement and pension obligations; provided, however, that such treatment is without prejudice to the respective Union’s pursuit, in the ordinary course, of pre-petition grievances pending on the Petition Date under the relevant assumed Collective Bargaining Agreement, where such grievances have not been otherwise settled; provided further, however, that the Debtors reserve the right to seek adjudication of any Collective Bargaining Agreement-related dispute that concerns distributions, Claims, restructuring transactions or other aspects of the Plan between the Debtors and the relevant Union in the Bankruptcy Court and in the event the Debtors seek such adjudication, ALPA reserves the right to contest the jurisdiction of the Bankruptcy Court to hear and determine any matter other than those matters specifically described in paragraph 13 of the Bankruptcy Restructuring Agreement. The grievances that Delta and ALPA have agreed in writing were pending on the Petition Date and that remain pending as of the Effective Date and not otherwise resolved during negotiations, will be processed and paid (pursuant to awards and settlements in the ordinary course by Reorganized Delta) without the need for further Bankruptcy Court approval. Each Collective Bargaining Agreement assumed pursuant to this Section shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court previously entered with respect to such Collective Bargaining Agreement. Nothing contained in this Section 10.3(c) shall affect the treatment of the ALPA Claim as described in Section 4.2(d).

(d)   Assumed Municipal Bond Agreements

Subject to the terms of the first paragraph of this Section 10.3 and Section 10.8 of this Plan, and unless otherwise provided in the relevant agreements, this Plan or an order of the Bankruptcy Court, each of the Assumed Municipal Bond Agreements shall be deemed assumed effective as of the Assumption Effective Date specified on Schedule 10.3(d), and the Proposed Cure specified in the notice mailed to each Assumption Party shall be the Cure and shall be deemed to satisfy fully any obligations the Debtors might have with respect to such Assumed Municipal Bond Agreement. The Debtors shall thereafter make the required payments in accordance with the terms and conditions of the Assumed Municipal Bond Agreement. To the extent provided in the relevant Municipal Bond Agreements, the Debtors will pay the reasonable fees and expenses (including reasonable counsel fees) of the Indenture Trustees associated with Assumed Municipal Bond Agreements. Any Municipal Bonds relating to such Assumed Municipal Bond Agreements, the corresponding Municipal Bond Indenture and the associated Municipal Bond Documents shall remain in full force and effect, in accordance with their original terms and conditions and shall not otherwise be altered, amended, modified, surrendered or cancelled. Holders of Municipal Bonds associated with an Assumed Municipal Bond Agreement shall continue to receive payments in accordance with the terms and conditions of the underlying Municipal Bond Documents related to the Assumed Municipal Bond Agreement. Upon payment in full of the Cure, all Proofs of Claim on account of or in respect of any of the Assumed Municipal Bond Agreements shall be deemed disallowed and expunged with no further action required of any party or order of the Bankruptcy Court. To the extent any of the foregoing provisions conflict with the terms of a separate order of the Bankruptcy Court pursuant to which a Municipal Bond Agreement is assumed, that order shall govern.

Notwithstanding the foregoing or any other provision contained in the Plan or the Disclosure Statement, the Clayton County Loan Agreements, as well as the Municipal Bonds relating to the Clayton County Loan Agreements, the corresponding Municipal Bond Indentures and the associated Municipal Bond Documents shall remain in full force and effect in accordance with their terms and conditions. The foregoing shall not constitute an admission that the Clayton County Loan Agreements are executory contracts or unexpired leases, and the Debtors reserve all rights, claims and defenses under all relevant agreements and applicable law on such issues.

Section 10.4.   Other Categories of Agreements and Policies

(a)   Employee Agreements

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each Employee Agreement entered into prior to the Petition Date shall be deemed rejected effective as of the Effective Date, except for any Employee Agreement (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) that is the subject of a motion to assume or reject pending on the Confirmation Date, (iii) that is listed on Schedule 10.2(a) or 10.2(b) of the Plan, (iv) that is otherwise expressly assumed or rejected pursuant to the terms of the Plan, (v) as to which a Treatment Objection has been filed and properly served by the Treatment Objection Deadline or (vi) that is an agreement related to payment and potential repayment of employee relocation expenses (each such relocation agreement shall instead be deemed assumed effective as of the Effective Date). The assumption by the Debtors or the Reorganized Debtors or the agreement of the Debtors or the Reorganized Debtors to assume any Employee Agreement will not entitle any Person to any contractual right to any benefit or alleged entitlement under any of the Debtors’ policies, programs or plans, except as to such individual and as expressly set forth in such Employee Agreement. Notwithstanding anything herein to the contrary, the Debtors shall not assume any Employee Agreements pursuant to this Plan, other than agreements related to payment and potential repayment of employee relocation expenses, without the consent of the Creditors’ Committee, which consent shall not unreasonably be withheld.

(b)   Employee Benefits

As of the Effective Date, except with respect to Employee Agreements, and unless specifically rejected or otherwise addressed by an order of the Bankruptcy Court (including, without limitation, by virtue of the Debtors having been granted the authority to terminate any such plan, policy, program or agreement or the Bankruptcy Court determining that the Debtors cannot successfully reorganize absent such termination), the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance (as the Bankruptcy Court may have ordered such contracts, agreements, policies, programs and plans modified or terminated pursuant to sections 1113 or 1114 of the Bankruptcy Code, the Retiree Term Sheets, the PBGC Settlement Agreement or otherwise), including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time; provided, however, that the Debtors must honor the PBGC Settlement Agreement in accordance with its terms. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless a Treatment Objection is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure of zero dollars. However, notwithstanding anything else herein, the assumed plans shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

(c)   Non-Pilot Non-Qualified Plans

Pursuant to sections 365 and 1123 of the Bankruptcy Code, each of (i) The 1986 Delta Excess Benefit Plan (as amended), (ii) The 1991 Delta Excess Benefit Plan (as amended), (iii) The 2002 Delta Excess Benefit Plan (as amended), (iv) The Delta Supplemental Excess Benefit Plan (as amended), (v) The 2002 Delta Supplemental Excess Benefit Plan (as amended) and (vi) Delta Air Lines, Inc. Directors’ Deferred Compensation Plan, shall be deemed rejected effective as of the Effective Date and no pension benefits will be payable thereunder; provided, however, that Reorganized Delta may, in its sole discretion (but has no obligation to), honor the non-qualified welfare benefits that would be payable to survivors under such non-qualified  plans. Pursuant to sections 365 and 1123 of the Bankruptcy Code, the Delta Technology, Inc. Deferred Compensation Program shall be deemed assumed as of the Effective Date.

(d)   Certain Retiree Benefits

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, Reorganized Delta shall continue to pay those retiree health and welfare benefits of the Debtors specifically addressed by and as set forth in the Retiree Term Sheets at the level and for the duration of the period for which Delta had obligated itself to provide such benefits. Except as expressly set forth in the Retiree Term Sheets, the Reorganized Debtors may unilaterally modify or terminate any retiree benefits (including health and welfare benefits) in accordance with the terms of the plan, program, policy or document under which such benefits are established or maintained.

(e)   Post-Petition Aircraft Agreements

Subject to the Debtors’ right to terminate or reject any Post-Petition Aircraft Agreement prior to the Effective Date pursuant to the terms of such Post-Petition Aircraft Agreement: (i) each Post-Petition Aircraft Agreement shall remain in place after the Effective Date, (ii) the Reorganized Debtors shall continue to honor each such Agreement according to its terms and (iii) to the extent any Post-Petition Aircraft Agreement requires the assumption by the Debtors of such agreement and the Post-Petition Aircraft Obligation arising thereunder, each such Post-Petition Aircraft Agreement and Post-Petition Aircraft Obligation shall be deemed assumed as of the Effective Date; provided, however, that the foregoing clause (iii) shall not be deemed or otherwise interpreted as an assumption by the Debtors of any agreement or obligation that is not a Post-Petition Aircraft Agreement or Post-Petition Aircraft Obligation; provided further that nothing herein shall limit the Debtors’ right to terminate such contracts in accordance with the terms thereof. To the extent that subsequent to the date of this Plan and on or prior to the Effective Date the Debtors, with the approval of the Bankruptcy Court, enter into new Post-Petition Aircraft Agreements for Aircraft Equipment not currently subject to a Post-Petition Aircraft Agreement, the Claims or obligations arising thereunder shall be treated as Post-Petition Aircraft Obligations. After the Effective Date, the Reorganized Debtors will consult with the Post-Effective Date Committee with respect to Post-Petition Aircraft Agreements in the same manner and to the same extent as the Debtors consulted with the Creditors’ Committee with respect to such agreements prior to the Effective Date.

Section 10.5.   Assumption and Rejection Procedures and Resolution of Treatment Objections

(a)   Proposed Assumptions

(i)    With respect to any executory contract or unexpired lease to be assumed pursuant to any provision of this Plan (including Sections 10.2, 10.3, 10.4 and 10.5(d)) or any Notice of Intent to Assume or Reject, unless an Assumption Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed assumed and, if applicable, assigned as of the Assumption Effective Date proposed by the Debtors or Reorganized Debtors, without any further notice to or action by the Bankruptcy Court, and any obligation the Debtors or Reorganized Debtors may have to such Assumption Party with respect to such executory contract or unexpired lease under section 365(b) of the Bankruptcy Code shall be deemed to be fully satisfied by the Proposed Cure, if any, which shall be the Cure.

(ii)    Any objection to the assumption or assignment of an executory contract or unexpired lease that is not timely filed and properly served shall be denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court), and any Claim relating to such assumption or assignment shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor or their respective Estates or properties without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court, and any obligation the Debtors or the Reorganized Debtors may have under section 365(b) of the Bankruptcy Code (over and above any Proposed Cure) shall be deemed fully satisfied, released and discharged, notwithstanding any amount or information included in the Schedules or any Proof of Claim.

(b)   Proposed Rejections

(i)    With respect to any executory contract or unexpired lease to be rejected pursuant to any provision of this Plan (including Sections 10.1, 10.2, 10.4 and 10.5(d)) or any Notice of Intent to Assume or Reject, unless a Rejection Party files and properly serves a Treatment Objection by the Treatment Objection Deadline, such executory contract or unexpired lease shall be deemed rejected as of the Rejection Effective Date proposed by the Debtors or Reorganized Debtors without any further notice to or action by the Bankruptcy Court.

(ii)    Any objection to the rejection of an executory contract or unexpired lease that is not timely filed and properly served shall be deemed denied automatically and with prejudice (without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order or approval by the Bankruptcy Court).

(c)   Resolution of Treatment Objections

(i)    Both on and after the Effective Date, the Reorganized Debtors may, in their sole discretion, settle Treatment Objections without any further notice to or action by the Bankruptcy Court or any other party (including by paying any agreed Cure amount); provided that, with respect to the settlement of any Treatment Objection relating to an executory contract or unexpired lease relating to Aircraft Equipment for an amount that exceeds $5,000,000, the Reorganized Debtors (A) shall provide written notice of the terms of such settlement by e-mail, facsimile or overnight or hand delivery to the attorneys for the Post-Effective Date Committee and (B) may then proceed with such settlement unless they receive a written objection addressed to the attorneys for the Reorganized Debtors identified in such notice by 4:00 p.m. (prevailing Eastern Time) on the day that is 10 calendar days from the date the Reorganized Debtors provided such written notice. If the Reorganized Debtors receive such an objection from the Post-Effective Date Committee, the parties will confer and attempt to resolve any differences. Failing that, the Reorganized Debtors may petition the Bankruptcy Court for approval of the settlement.

(ii)    With respect to each executory contract or unexpired lease as to which a Treatment Objection is timely filed and properly served and that is not otherwise resolved by the parties after a reasonable period of time, the Debtors, in consultation with the Bankruptcy Court, shall schedule a hearing on such Treatment Objection and provide at least 14-calendar-days’ notice of such hearing to the relevant Assumption Party, Rejection Party or Deferred Party; provided that if the Treatment Objection is not resolved by the parties after a reasonable period of time, the relevant Assumption Party, Rejection Party or Deferred Party may, with prior notice to the Debtors, request that the Bankruptcy Court schedule such a hearing. Unless the Bankruptcy Court expressly orders or the parties agree otherwise, any assumption or rejection approved by the Bankruptcy Court notwithstanding a Treatment Objection shall be effective as of the Assumption Effective Date or Rejection Effective Date originally proposed by the Debtors or specified in the Plan.

(iii)    Any Cure shall be paid as soon as reasonably practicable following the entry of a Final Order resolving an assumption dispute and/or approving an assumption (and, if applicable, assignment), unless the Debtors or Reorganized Debtors file a Notice of Intent to Assume or Reject under Section 10.5(d) (which, with respect to a Municipal Bond Agreement, must be served upon the Indenture Trustee of the related Municipal Bond Indenture).

(iv)    No Cure shall be allowed for a penalty rate or default rate of interest, each to the extent not proper under the Bankruptcy Code or applicable law.

(d)   Reservation of Rights

If a Treatment Objection is filed with respect to any executory contract or unexpired lease sought to be assumed or rejected by any of the Debtors or Reorganized Debtors, the Debtors and the Reorganized Debtors reserve the right (i) to seek to assume or reject such agreement at any time before the assumption, rejection, assignment or Cure with respect to such agreement is determined by Final Order and (ii) to the extent a Final Order is entered resolving a dispute as to Cure or the permissibility of assignment (but not approving the assumption of the executory contract or unexpired lease sought to be assumed), to seek to reject such agreement within 14 calendar days after the date of such Final Order, in each case by filing with the Bankruptcy Court and serving upon the applicable Assumption Party or Rejection Party, as the case may be, a Notice of Intent to Assume or Reject. With respect to a Municipal Bond Agreement, the Notice of Intent to Assume or Reject must also be served upon the Indenture Trustee for the related Municipal Bond Indenture.

Section 10.6.   Rejection Claims

Any Rejection Claim must be filed with the Claims Agent by the Rejection Bar Date. Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors or their respective Estates or properties. The Debtors or Reorganized Debtors and the Post-Effective Date Committee (solely with respect to Rejection Claims relating to Aircraft Equipment) may contest any Rejection Claim in accordance with Section 9.1 of the Plan.

Section 10.7.   Assignment

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned pursuant to this Plan shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension or modify any term or condition upon any such transfer and assignment constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

Section 10.8.   Approval of Assumption, Rejection, Retention or Assignment of Executory Contracts and Unexpired Leases

(a)   Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute (i) approval of the rejections, retentions, assumptions and/or assignments contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code and (ii) approval of an extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the executory contracts and unexpired leases covered thereby through the date of entry of an order approving the assumption, assumption and assignment or rejection of such executory contracts and unexpired leases. Each executory contract and unexpired lease that is assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms as of the applicable Assumption Effective Date, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.

(b)   The provisions (if any) of each executory contract or unexpired lease assumed and/or assigned pursuant to the Plan that are or may be in default shall be deemed satisfied in full by the Cure, or by an agreed-upon waiver of the Cure. Upon payment in full of the Cure, any and all Proofs of Claim based upon an executory contract or unexpired lease that has been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed disallowed and expunged with no further action required of any party or order of the Bankruptcy Court.

Section 10.9.   Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided by this Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, acquisition or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in remedy related to such premises, unless any of the foregoing agreements has been or is rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.

ARTICLE 11
NEW EQUITY INVESTMENT RIGHTS OFFERING

Section 11.1.   New Equity Investment Rights Offering

Delta and the Creditors’ Committee entered into the New Equity Investment Rights Offering Term Sheet relating to a possible rights offering to be made as part of the Plan. Delta and the Creditors’ Committee have jointly determined not to conduct such a rights offering at this time.

ARTICLE 12
PROVISIONS REGARDING CORPORATE GOVERNANCE OF THE REORGANIZED DEBTORS

Section 12.1.   Corporate Action

(a)   On the Effective Date, the adoption, filing, approval and ratification, as necessary, of all corporate or related actions contemplated hereby with respect to each of the Reorganized Debtors shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption and filing of the New Delta Certificate of Incorporation, (ii) the adoption and filing of the Reorganized Subsidiary Debtors’ Certificates of Incorporation, (iii) the approval of the New Delta Bylaws, (iv) the approval of the Reorganized Subsidiary Debtors’ Bylaws, (v) the election or appointment, as the case may be, of directors and officers for the Reorganized Debtors, (vi) the issuance of the New Delta Plan Securities, (vii) the Restructuring Transactions to be effectuated pursuant to the Plan, (viii) the adoption and/or implementation of the Compensation Programs, (ix) the execution, delivery and performance of the New Credit Facility, (x) the qualification of any of the Reorganized Debtors as foreign corporations or limited liability companies wherever the conduct of business by such entities requires such qualification and (xi) the execution, delivery and performance of each Post-Petition Aircraft Agreement and any agreement or instrument provided for in a Post-Petition Aircraft Agreement and the issuance of any security to be issued by a Reorganized Debtor pursuant to or in connection with a Post-Petition Aircraft Agreement.

(b)   All matters provided for herein involving the corporate structure of any Debtor or any Reorganized Debtor, or any corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder.

(c)   On or after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Section 12.2.   Certificates of Incorporation and Bylaws

(a)   The certificates of incorporation and bylaws (or other formation documents, if applicable) of the Debtors shall be amended or deemed amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. Each of the New Delta Certificate of Incorporation and the New Delta Bylaws shall be in form and substance acceptable to the Creditors’ Committee in its sole discretion and shall be set forth in a Plan Supplement, which shall be filed no later than 20 calendar days before the Voting Deadline. Any amendments to the New Delta Certificate of Incorporation or the New Delta Bylaws shall be acceptable to the Creditors’ Committee in its sole discretion. The New Delta Certificate of Incorporation shall be amended, and each of the Reorganized Subsidiary Debtors’ Certificates of Incorporation shall be deemed, without further action, to be amended, to include (i) a provision prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Reorganized Subsidiary Debtors’ Bylaws in effect prior to the Effective Date shall continue to be operative after the Effective Date. Except as set forth in this Section 12.2, if the Debtors seek to amend any of the Reorganized Subsidiary Debtors’ Bylaws or the Reorganized Subsidiary Debtors’ Certificates of Incorporation, such amendments must be in form and substance reasonably acceptable to the Creditors’ Committee and must be filed as a Plan Supplement no later than 20 calendar days before the Voting Deadline; provided that the Debtors may take any such actions as are set forth in Section 6.2(a) of this Plan to effectuate any Roll-Up Transactions, if any, without the consent of or further notice to any party.

(b)   After the Effective Date, any of the Reorganized Debtors may file restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

Section 12.3.   Directors and Officers of the Reorganized Debtors

(a)   On the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, or equivalent body of a limited liability company, of such Reorganized Debtor.

(b)   On the Effective Date, the term of the members of the Delta Board shall expire and such members shall be replaced by the New Delta Board. The classification and composition of the New Delta Board shall be consistent with the New Delta Certificate of Incorporation and the New Delta Bylaws. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, by 10 calendar days prior to the Voting Deadline, the identity and affiliations of the Persons proposed to serve on the New Delta Board. Each such director shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New Delta Certificate of Incorporation and the New Delta Bylaws.

(c)   The existing boards of directors or board of managers or equivalent bodies of each of the Debtors other than Delta shall continue to serve in their current capacities after the Effective Date, except as specified by the Debtors in a Plan Supplement. The classification and composition of the boards of directors, board of managers or equivalent bodies of such Debtors shall be consistent with their respective constituent documents. Each such director, manager or equivalent person shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the relevant Debtor’s constituent documents.

(d)   Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the principal officers of each Debtor immediately prior to the Effective Date will be the officers of such Reorganized Debtor as of the Effective Date. Each such officer shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of such Reorganized Debtor’s constituent documents.

(e)   Delta will also disclose, by 20 calendar days prior to the Voting Deadline, the nature of the compensation payable to each Person proposed to serve on the New Delta Board, as well as Reorganized Delta’s chief executive officer, chief financial officer and three other most highly-compensated officers.

ARTICLE 13
EFFECT OF CONFIRMATION

Section 13.1.   Vesting of Assets

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of each of the Debtors shall vest in each of the respective Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as otherwise specifically provided in the Plan. All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and settle and compromise Claims and Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

Section 13.2.   Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(d) of title 28 of the United States Code, (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code, (c) is an integral element of the transactions incorporated into the Plan, (d) confers material benefit on, and is in the best interests of, the Debtors, their estates and their Creditors, (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors and (f) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

Section 13.3.    Discharge and Injunction

Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and shall terminate all Interests of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise specifically provided herein or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Interests in the Debtors shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Interests (and all representatives, trustees or agents on behalf of each holder) shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of and Interests in the Debtors, subject to the occurrence of the Effective Date.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein, each holder (as well as any representatives, trustees or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors.

Except as otherwise expressly provided in the Plan, all persons or entities who have held, hold or may hold Claims or Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including, without limitation, a Securities Litigation Claim) or Interest against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, other than to enforce any right to a distribution pursuant to this Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtors or property of any Debtors or Reorganized Debtors, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors or (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors, with respect to any such Claim or Interest; provided that this provision shall have no effect on any right of setoff, subrogation or recoupment of the Indenture Trustees associated with the Municipal Bond Indentures to the extent provided under section 553 of the Bankruptcy Code. Such injunction shall extend to any successors or assignees of the Debtors and Reorganized Debtors and their respective properties and interest in properties.

Section 13.4.   Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

Section 13.5.   Exculpation

Pursuant to the Plan, none of the Debtors, Reorganized Debtors, the Creditors’ Committee, the DIP Agent, the Amex Entities, the Indenture Trustees, the Retiree Committees, the ALPA Released Parties, PBGC, DP3, Inc. or any of their respective Affiliates, members, officers, directors, employees, advisors, actuaries, accountants, attorneys, financial advisors, investment bankers, consultants, professionals or agents, shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to or arising out of, the Chapter 11 Cases, the negotiation of any settlement or agreement in the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the preparation and distribution of the Disclosure Statement, the offer, issuance and distribution of any securities issued or to be issued pursuant to the Plan (including pursuant to or in connection with any Post-Petition Aircraft Agreement) or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, ultra vires acts or gross negligence.

Section 13.6.   Release by the Debtors

Pursuant to the Plan, as of the Effective Date, the Debtors, their Estates and the Reorganized Debtors release all of the Released Parties (defined below) from any and all Causes of Action (other than the rights of the Debtors or the Reorganized Debtors to enforce this Plan and the Plan Documents including contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) held, assertable on behalf of or derivative from the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments or other documents, which Causes of Action are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date. For the purposes of this Plan, “Released Parties” means all present officers and directors of the Debtors, all present and former members of the Creditors’ Committee, all present and former members of the Retiree Committees, the DIP Agent, the Amex Entities, the Indenture Trustees, the ALPA Released Parties, PBGC, DP3, Inc. and/or any of their or the Debtors’ respective Affiliates, members, officers, directors, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents; provided, however, that if any Released Party directly or indirectly brings or asserts any claim or Cause of Action in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against the Debtors, the Reorganized Debtors or any of their respective Affiliates, officers, directors, members, employees, advisors, actuaries, attorneys, financial advisors, investment bankers, professionals or agents, then the release set forth in this Section 13.6 of the Plan (but not any release or indemnification or any other rights or claims granted under any other section of this Plan or under any other document or agreement) shall automatically and retroactively be null and void ab initio with respect to such Released Party; provided further that the immediately preceding clause shall not apply to the prosecution in the Bankruptcy Court (or any appeal therefrom) of the amount, priority or secured status of any pre-petition Claim against the Debtors.

Section 13.7.   Indemnity

The Debtors and Reorganized Debtors (collectively, and solely, for the purpose of this Section 13.7, the “Debtors”), shall indemnify and hold harmless the Creditors’ Committee and its individual members and, as to the individual members, their respective advisors, officers, directors and employees, and each of their respective successors and assigns (collectively, the “Indemnified Persons”), to the full extent lawful, from and against all losses, claims, damages, and liabilities incurred by them that are related to or arise out of (i) the formulation, negotiation and pursuit of the confirmation or consummation of this Plan or (ii) the Indemnified Persons’ consideration of other proposals for the reorganization of the Debtors under chapter 11 of the Bankruptcy Code. The Debtors will not be responsible, however, for any losses, claims, damages, liabilities or expenses that resulted from the bad faith, gross negligence, willful misconduct or ultra vires conduct of any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of any complaint or the commencement or written threat of any action or proceeding with respect to which indemnification is being sought hereunder, such person will notify the Debtors in writing of such event, but failure to so notify the Debtors will not relieve the Debtors of any liability the Debtors may have hereunder, except to the extent that such failure materially prejudices the Debtors’ rights, defenses or liability. If the Debtors so elect or are requested to do so by such Indemnified Person, the Debtors will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and disbursements of such counsel. In the event, however, such Indemnified Person reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest, or if the Debtors fail to assume the defense of the action or proceeding, in either case in a timely manner, then such Indemnified Person may, upon written notice to the Debtors, employ separate counsel reasonably satisfactory to the Debtors to represent or defend it in any such action or proceeding, and the Debtors will pay the reasonable fees and disbursements of such counsel; provided, however, that the Debtors will not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Debtors assume, the Indemnified Person will have the right to participate in such litigation and to retain its own counsel at such Indemnified Person’s own expense. Each Indemnified Person will cooperate with all reasonable requests of the Debtors with respect to the defense of any such matters.

The Debtors further agree that they will not, without the prior written consent of an Indemnified Person (which consent shall not unreasonably be withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been requested hereunder by such person (whether or not the Indemnified Person is an actual party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such claim, action, suit or proceeding. In no event shall the Debtors be liable for the settlement of any claim, action, suit or proceeding effected by an Indemnified Person without the Debtors’ written consent.

Section 13.8.   Voluntary Releases by the Holders of Claims and Interests

Except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after the Effective Date, holders of Claims that (a) vote to accept or reject the Plan and (b) do not elect (as permitted on the Ballots) to opt out of the releases contained in this paragraph, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all Causes of Action whatsoever, including derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments or other documents, which Causes of Action are based in whole or in part on any act, omission, transaction, event or other occurrence (except for willful misconduct, ultra vires acts, or gross negligence) taking place before the Effective Date. The vote or election of a trustee or other agent under this paragraph acting on behalf of or at the direction of a holder of a Claim shall bind such holder to the same extent as if such holder had itself voted or made such election. A holder of a Claim who does not cast a Ballot or who is not entitled to cast a Ballot will be deemed to have opted out of the releases set forth in this paragraph.

Section 13.9.   Setoff and Recoupment

The Debtors and Reorganized Debtors may, but shall not be required to, setoff or recoup against any Claim and any distribution to be made on account of such Claim, any and all claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver, abandonment or release by the Debtors or the Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or the Reorganized Debtors may have against the holder of such Claim.

Section 13.10.    Avoidance Actions

On the Effective Date, the Reorganized Debtors shall be deemed to waive and release all avoidance and recovery actions other than those listed on Schedule 13.10, provided that the Reorganized Debtors shall retain the right to assert such avoidance actions or recovery actions as defenses or counterclaims in any Cause of Action brought by any creditor. The Reorganized Debtors shall retain the right, after the Effective Date, to prosecute any of the avoidance or recovery actions listed on Schedule 13.10.

Section 13.11.    Preservation of Causes of Action

(a)   Except as expressly provided in this Article 13, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or that the Reorganized Debtors may choose to assert on behalf of their respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Debtors’ Estates. A non-exclusive list of retained Causes of Action is attached to the Plan as Schedule 13.11.

(b)   Except as set forth in this Article 13, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or with respect to any Claim left Unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Section 13.12.    Compromise and Settlement of Claims and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Plan, the provisions of the Plan shall also constitute a good faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor. In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates, and the holders of such Claims and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities, in their sole and absolute discretion, and after the Effective Date, such right shall pass to the Reorganized Debtors.

ARTICLE 14
CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN

Section 14.1.    Conditions to Confirmation

The following are conditions precedent to Confirmation of the Plan that must be satisfied or waived in accordance with Section 14.3 of the Plan:

(a)   The Bankruptcy Court shall have entered a Confirmation Order in form and substance acceptable to the Debtors and reasonably acceptable to the Creditors’ Committee; and

(b)   The Plan Supplements shall have been filed by the Debtors.

Section 14.2.   Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 14.3 of the Plan.

(a)   The Confirmation Order, in form and substance acceptable to the Debtors and reasonably acceptable to the Creditors’ Committee, shall have been entered and become a Final Order;

(b)   All actions, documents and agreements necessary to implement the Plan shall have been effected or executed as determined by the Debtors in their sole and absolute discretion, except where the Creditors’ Committee expressly has consent rights hereunder;

(c)   The Debtors shall have received any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Plan and that are required by law, regulation or order, in each case as determined by the Debtors and reasonably acceptable to the Creditors’ Committee;

(d)   Each of the New Delta Certificate of Incorporation, the New Delta Bylaws, the Reorganized Subsidiary Debtors’ Certificates of Incorporation, the Reorganized Subsidiary Debtors’ Bylaws and the Compensation Programs will be in full force and effect as of the Effective Date;

(e)   The New Credit Facility shall have been executed and delivered by all of the parties thereto, all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the New Credit Facility shall have occurred; and

(f)    The New Delta Common Stock shall be listed on NASDAQ or the New York Stock Exchange, unless the Creditors’ Committee has consented to waive such condition.

Section 14.3.   Waiver of Conditions to Confirmation or Effectiveness

Except for the condition set forth in Section 14.2(f) hereof, which may only be waived by the Creditors’ Committee, the Debtors may waive any of the conditions set forth in Sections 14.1 and 14.2 hereof at any time, without any notice to parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan; provided that the Debtors shall consult with the Creditors’ Committee prior to such waiver; provided, however, that the Debtors may not waive the conditions precedent that provide for the Creditors’ Committee’s acceptance or consent without the consent of the Creditors’ Committee, which consent shall not unreasonably be withheld. The failure to satisfy any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors, in their sole and absolute discretion, as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors, in their sole discretion, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE 15
MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

Section 15.1.   Plan Modifications

(a)   Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and those restrictions on modifications set forth in the Plan, the Debtors may alter, amend or modify the Plan, without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided that the consent of the Creditors’ Committee shall be obtained with respect to alterations, amendments or modifications that materially affect the treatment of holders of Unsecured Claims, which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial consummation of the Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

(b)   Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

Section 15.2.   Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

The Debtors reserve the right to revoke, withdraw or delay consideration of the Plan prior to the Confirmation Date, either entirely or with respect to any one or more of the Debtors, and to file subsequent amended plans of reorganization. If this Plan is revoked, withdrawn or delayed with respect to fewer than all of the Debtors, such revocation, withdrawal or delay shall be done only with the consent of the Creditors’ Committee, which consent shall not unreasonably be withheld, and shall not affect the enforceability of this Plan as it relates to the Debtors for which the Plan is not revoked, withdrawn or delayed. If the Debtors revoke or withdraw the Plan in its entirety, if Confirmation does not occur or if the Effective Date does not occur on or prior to 120 calendar days after the Confirmation Date (and the Debtors file a notice of revocation on the Bankruptcy Court’s docket), then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases effected by the Plan and any document or agreement executed pursuant hereto, shall be deemed null and void and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person; (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases, including, without limitation, assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE 16
RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)   To hear and determine all matters with respect to the assumption or rejection of executory contracts or unexpired leases and the allowance of Cure amounts and Claims resulting therefrom;

(b)   To hear and determine any motion, adversary proceeding, application, contested matter or other litigated matter pending on or commenced after the Confirmation Date;

(c)   To hear and determine all matters with respect to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim;

(d)   To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e)   To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(f)   To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(g)   To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(h)   To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(i)    To issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan;

(j)    To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(k)   To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(l)    To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code;

(m)          To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Approval Order, the Confirmation Order, any of the Plan Documents or any other contract, instrument, release or other agreement or document related to the Plan, the Disclosure Statement or the Plan Supplements;

(n)   To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(o)   To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(p)   To hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors or the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(q)   To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person;

(r)    To hear and determine any disputes arising in connection with the interpretation, implementation or enforcement of any Post-Petition Aircraft Agreement;

(s)   To hear any other matter not inconsistent with the Bankruptcy Code; and

(t)    To enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims.

ARTICLE 17
MISCELLANEOUS

Section 17.1.   Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, Transfer or exchange of notes or equity securities under the Plan, the creation, the filing or recording of any mortgage, deed of trust or other security interest, the making, assignment, filing or recording of any lease or sublease, the transfer of title to or ownership of any of the Debtors’ interests in any Aircraft Equipment or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the New Credit Facility, the New Delta Plan Securities, any Post-Petition Aircraft Agreement, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, FAA filing or recording fee or other similar tax or governmental assessment in the United States. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court including, without limitation, the transfers effectuated under the Plan, the sale by the Debtors of owned property or assets pursuant to section 363(b) of the Bankruptcy Code or pursuant to any Post-Petition Aircraft Agreement, and the assumption, assignment and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, FAA filing or recording fee or other similar tax or governmental assessment in the United States. The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 17.2.   Expedited Tax Determination

The Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of such Debtors or Reorganized Debtors for all taxable periods through the Effective Date.

Section 17.3.   Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code, as determined by the Bankruptcy Court shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

Section 17.4.   Dissolution of Committees

Upon the Effective Date, the Creditors’ Committee and all other statutory committees appointed in the Chapter 11 Cases shall dissolve automatically and their members shall be released and discharged from all rights, duties, responsibilities and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code.

Section 17.5.   Post-Effective Date Committee

(a)   Post-Effective Date Committee Existence

On the Effective Date, there shall be created a Post-Effective Date Committee (the “Post-Effective Date Committee”), which shall be subject to the jurisdiction of the Bankruptcy Court. Unless the Post-Effective Date Committee votes to disband earlier, the existence of the Post-Effective Date Committee, and all powers associated therewith, shall terminate when there remains (i) less than $875 million of Disputed Unsecured Claims relating to the lease or financing of Aircraft Equipment and (ii) less than $500 million of Disputed Claims relating to tax indemnity agreements for Aircraft Equipment.

(b)   Post-Effective Date Committee Membership

(i)     The Post-Effective Date Committee shall consist of three members, selected by the Creditors’ Committee from among the members of the Creditors’ Committee. The Creditors’ Committee shall notify the Debtors, in writing, of the identities of the three members of the Post-Effective Date Committee at least five Business Days prior to the Confirmation Hearing.

(ii)     Reorganized Delta may seek the removal of a member of the Post-Effective Date Committee for cause. In the event of a disagreement regarding the membership of the Post-Effective Date Committee, the Creditors’ Committee or Post-Effective Date Committee, as applicable, may apply to the Bankruptcy Court for appropriate relief. Pending a determination by the Bankruptcy Court, the member shall not be given access to confidential or proprietary information concerning any of the Reorganized Debtors.

(iii)     In the event of the resignation or removal of a member of the Post-Effective Date Committee for any reason, a replacement shall be designated by the remaining members of the Post-Effective Date Committee. If the Reorganized Debtors object to the selection of any initial or replacement member of the Post-Effective Date Committee, such person shall not serve on the Post-Effective Date Committee; provided, however, that, in such an instance, the Creditors’ Committee or Post-Effective Date Committee, as applicable, may apply to the Bankruptcy Court for appropriate relief. Pending a determination by the Bankruptcy Court, the proposed member shall not be given access to confidential or proprietary information concerning any of the Reorganized Debtors.

(c)   Post-Effective Date Committee Governance

The Post-Effective Date Committee shall have the power to adopt rules of procedure and may choose one of its members to act as chairperson. The Post-Effective Date Committee shall act by majority vote of its members.

(d)   Powers of the Post-Effective Date Committee

The Post-Effective Date Committee shall only have standing and power to participate in the following court proceedings as the deemed successor-in-interest to the Creditors’ Committee:

(i)     any matters related to proposed modifications or amendments to the Plan;

(ii)    any applications for allowance of compensation of Professionals;

(iii)   any actions to enforce, implement or interpret the Plan or to compel the Debtors to make distributions under the Plan;

(iv)   any appeals to which the Creditors’ Committee is party as of the Effective Date;

(v)   actions, if any, relating to approval of Post-Petition Aircraft Agreements;

(vi)   actions, if any, relating to approval of the treatment selected by the Debtors for holders of Allowed Secured Aircraft Claims against the Delta Debtors and the Comair Debtors;

(vii)   objections to, or estimations of, any Claims that have an estimated or face amount in excess of $30,000,000 to which either (a) the Creditors’ Committee has filed an objection before the Confirmation Date and the Creditors’ Committee’s position with respect to such objection is materially different from the position of the Debtors or the Reorganized Debtors or (b) the Post-Effective Date Committee has requested in writing that the Reorganized Debtors estimate or object and the Reorganized Debtors have failed to undertake such estimation or objection within 30 calendar days of such written request;

(viii)   actions under or pursuant to the Aircraft Claims Objection Procedures Order; and

(ix)     such other matters as may be mutually agreed upon in advance and in writing by the Post-Effective Date Committee and Reorganized Delta, each in their sole discretion.

(e)   Limitations on the Powers of the Post-Effective Date Committee

(i)      Notwithstanding anything contained in this Plan to the contrary, the rights and powers of the Post-Effective Date Committee are strictly limited to those matters in Section 17.5(d), and such rights and powers may only be exercised in a manner consistent with the terms and conditions set forth therein. The Post-Effective Date Committee shall be bound in all respects by the terms of the Plan and by any and all order(s) entered in the Chapter 11 Cases or orders of the Bankruptcy Court after the Effective Date.

(ii)     Nothing in this Section 17.5 shall confer on the Post-Effective Date Committee the general right to intervene in any claims objection, avoidance action, or other proceeding in any way related to the Plan or the administration of the affairs of the Reorganized Debtors.

(iii)    The Post-Effective Date Committee shall not have power to modify, terminate, alter, amend, appeal or vacate any terms of the Plan or any orders entered in the Chapter 11 Cases.

(iv)    The Post-Effective Date Committee shall not seek leave of the Bankruptcy Court to expand its role or duration beyond that set forth in this Section 17.5.

(f)   Post-Effective Date Committee Compensation and Expense Reimbursement

(i)      Post-Effective Date Committee Member Expense Reimbursement: The members of the Post-Effective Date Committee shall serve without compensation. Subject to the limitations of Section 17.5(f)(iii), the members of the Post-Effective Date Committee shall be reimbursed by Reorganized Delta in the ordinary course of business for their reasonable and necessary out of pocket expenses incident to the performance of their duties. In the event that Reorganized Delta objects to the amount of expenses requested by a member to be reimbursed, Reorganized Delta shall pay any undisputed portion and the member shall file a motion with the Bankruptcy Court seeking allowance of the disputed portion.

(ii)     Professional Compensation: Subject to the limitations of Section 17.5(f)(iii), the Post-Effective Date Committee may retain such attorneys, accountants and other Professionals (including the Professionals retained by the Creditors’ Committee) as are reasonable and necessary to assist the Post-Effective Date Committee in the performance of its duties; provided, however, that the Post-Effective Date Committee shall provide Reorganized Delta with five Business Days’ notice of any such retention. Subject to the limitations of Section 17.5(f)(iii), such Professionals shall be compensated and reimbursed by Reorganized Delta in the ordinary course of business for their reasonable fees and necessary out of pocket expenses on written invoice. In the event that Reorganized Delta or the Post-Effective Date Committee objects to the amount of fees and/or expenses sought by any of the Post-Effective Date Committee’s Professionals, Reorganized Delta shall pay any undisputed portion and the relevant Professional shall file a motion with the Bankruptcy Court seeking allowance of the disputed portion.

(iii)    Limitations on Compensation and Reimbursement: For the duration of the existence of the Post-Effective Date Committee, the aggregate amount of fees and expenses to be incurred by the Post-Effective Date Committee, its members and its Professionals that any of the Reorganized Debtors shall be obligated to pay or reimburse shall not exceed the Post-Effective Date Committee Expense Cap.

Section 17.6.   Plan Supplements

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules and exhibits specified in the Plan shall, where expressly so provided for in this Plan, be contained in Plan Supplements filed from time to time, all of which shall be filed with the Bankruptcy Court no later than 10 calendar days prior to the Voting Deadline. Unless otherwise expressly provided in the Plan, the Debtors shall remain free to modify or amend any such documents after such date. Upon filing with the Bankruptcy Court, the Plan Supplements may be inspected in the office of the clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may also obtain a copy of the Plan Supplements on the Debtors’ case information website at www.deltadocket.com or the Bankruptcy Court’s website at www.nysb.uscourts.gov.

Section 17.7.   Claims Against Other Debtors

Nothing in the Plan or the Disclosure Statement or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim against any other Debtor.

Section 17.8.   Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 17.9.   Sections 1125 and 1126 of the Bankruptcy Code

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

Section 17.10.    Severability

In the event that any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 17.11.    Governing Law

Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit hereto or a Schedule or Plan Documents provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

Section 17.12.    Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former holders of Claims or Interests, all entities that are parties to or are subject to Post-Petition Aircraft Agreements and their respective heirs, executors, administrators, successors and assigns.

Section 17.13.    Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the Creditors’ Committee, the DIP Agent or the United States Trustee must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors:

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, Georgia 30320
Attn: General Counsel
Telephone: (404) 715-2191
Facsimile: (404) 715-2223

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn:  Marshall S. Huebner
Telephone: (212) 450-4000
Facsimile: (212) 450-6539

and, if to the Debtors on an aircraft-related matter, with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attn: Richard F. Hahn
Telephone: (212) 909-6000
Facsimile: (212) 909-6836

If to the Creditors’ Committee:

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue, 20th Floor
New York, NY 10022

Attn: Daniel H. Golden, Lisa G. Beckerman, David H. Botter
Telephone: (212) 872-1000
Facsimile: (212) 872-1002

If to the DIP Agent:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153-0119
Attn: George A. Davis
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

If to the United States Trustee:

33 Whitehall Street, Suite 2100
New York, NY 10004
Attn: Greg M. Zipes
Telephone: (212) 510-0500
Facsimile: (212) 668-2255

Section 17.14.    Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Prior to the Effective Date, none of the filing of this Plan, any statement or provision contained herein or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including with respect to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

Section 17.15.    Further Assurances

The Debtors, Reorganized Debtors and all holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Section 17.16.    Case Management Order

Except as otherwise provided herein, the Case Management Order shall remain in full force and effect, and all “Court Papers” (as defined in the Case Management Order) shall be filed and served in accordance with the procedures set forth in the Case Management Order; provided that on and after the Effective Date, “Court Papers” (as defined in the Case Management Order) need only be served on (i) the chambers of the Honorable Adlai S. Hardin, Jr., 300 Quarropas Street, Room 530, White Plains, NY 10601, (ii) the attorneys for the Debtors, Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, Attn: Marshall S. Huebner, Esq., (iii) aircraft counsel to the Debtors, Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, Attn: Richard F. Hahn, Esq., (iv) Bankruptcy Services, LLC, 757 Third Avenue, New York, NY 10011, Attn: Robert Saraceni and (v) with respect to those matters within the purview of the Post-Effective Date Committee as set forth in Section 17.5 of this Plan, counsel to the Post-Effective Date Committee; provided further that final requests for payment of Professional Fee Claims filed pursuant to Section 8.1(a) of this Plan (and all “Court Papers” related thereto) shall also be served on the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, Suite 2100, New York, NY 10004, Attn: Greg M. Zipes, Esq.

Dated: February 7, 2007
 New York, New York

Respectfully submitted,

DELTA AIR LINES, INC.

By:	/s/ Edward H. Bastian
Name: Edward H. Bastian
Title: Executive Vice President, Chief Financial Officer and Authorized Officer

ASA Holdings, Inc.
Comair Holdings, LLC
Comair, Inc.
Comair Services, Inc.
Crown Rooms, Inc.
DAL Aircraft Trading, Inc.
DAL Global Services, LLC
DAL Moscow, Inc.
Delta AirElite Business Jets, Inc.
Delta Benefits Management, Inc.
Delta Connection Academy, Inc.
Delta Corporate Identity, Inc.
Delta Loyalty Management Services, LLC
Delta Technology, LLC
Delta Ventures III, LLC
Epsilon Trading, LLC
Kappa Capital Management, Inc.
Song, LLC

By: Edward H. Bastian, as agent and attorney-in-fact for each of the foregoing entities

By:	/s/ Edward H. Bastian
Name: Edward H. Bastian
Title: Authorized Delegate